Exhibit 99.1

S I T E

Quarterly Financial Supplement

FOR THE PERIOD ENDED SEPTEMBER 30, 2023

RECENT ACQUISITION
OAKS AT SLAUGHTER
AUSTIN, TEXAS
TORCHYS
FIRE LANE NO PARKING
SITC
LISTED
NYSE

SITE QUARTERLY FINANCIAL SUPPLEMENT FOR THE PE PERIOD ENDED SEPTEMBER 30, 2023 RECENT ACQUISITION OAKS AT SLAUGHTER AUSTIN, TEXAS SITC LISTED NYSE

CENTERS COMPANY & PORTFOLIO OVERVIEW SITE Centers is an owner and manager of open-air shopping centers located in suburban, high household income communities. The Company is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol SITC. PORTFOLIO STATISTICS $4.6B ENTERPRISE VALUE 106 WHOLLY - OWNED PROPERTIES $111K AVERAGE HOUSEHOLD INCOME 94.6% LEASED RATE COMMITTED TO A SUSTAINABLE FUTURE GLOBAL REPORTING INITIATIVE GREEN LEASE LEADER U.S. GREEN BUILDING COUNCIL LEED USGBCTM CORPORATE HQ RENOVATION GOAL GRESB® Bloomberg Gender-Equality Index 2023 Member PORTFOLIO COMPOSITION Top 5 MSAs by ABR OTHER 65% ATLANTA 8% MIAMI 8% ORLANDO 7% CHICAGO 6% CHARLOTTE 6% ABR by Region* NORTHEAST 16% SOUTHEAST 48% MIDWEST 15% NORTHWEST 2% CALIFORNIA 8% SOUTHWEST 5% MOUNTAIN 6% Retailer Mix LOCAL 12% NATIONAL 88% NOTE: ALL FIGURES AT COMPANY’S SHARE AND AS OF

SITE CENTERS COMPANY & PORTFOLIO OVERVIEW SITE Centers is an owner and manager of open-air shopping centers located in suburban, high household income communities. The Company is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol SITC. PORTFOLIO STATISTICS $4.6B ENTERPRISE VALUE 106 WHOLLY - OWNED PROPERTIES $111K AVERAGE HOUSEHOLD INCOME 94.6% LEASED RATE COMMITTED TO A SUSTAINABLE FUTURE GLOBAL REPORTING INITIATIVE GREEN LEASE LEADER U.S. GREEN BUILDING COUNCIL LEED USGBCTM CORPORATE HQ RENOVATION GOAL GRESB® Bloomberg Gender-Equality Index 2023 Member PORTFOLIO COMPOSITION Top 5 MSAs by ABR OTHER 65% ATLANTA 8% MIAMI 8% ORLANDO 7% CHICAGO 6% BOSTON 6% ABR by Region* NORTHEAST 16% SOUTHEAST 48% MIDWEST 15% NORTHWEST 2% CALIFORNIA 8% SOUTHWEST 5% MOUNTAIN 6% Retailer Mix LOCAL 12% NATIONAL 88% NOTE: ALL FIGURES AT COMPANY’S SHARE AND AS OF SEPTEMBER 30, 2023. NEW YORK • HONG KONG • ATLANTA • CLEVELAND DENVER • LOS ANGELES • MIAMI • PHOENIX • TAMPA SITC LISTED NYSE SITE

SITE Centers Corp.

SITE Centers Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, general economic conditions, including inflation and interest rate volatility; local conditions such as the supply of, and demand for, retail real estate space in our geographic markets; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants and our properties; redevelopment and construction activities may not achieve a desired return on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to secure equity or debt financing on commercially acceptable terms or at all; impairment charges; valuation and risks relating to our joint venture investments; the termination of any joint venture arrangements or arrangements to manage real property; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions or natural disasters; any change in strategy; the impact of pandemics and other public health crises; unauthorized access, use, theft or destruction of financial, operations or third party data maintained in our information systems or by third parties on our behalf; our ability to maintain REIT status; and the finalization of the financial statements for the period ended September 30, 2023. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's most recent reports on Forms 10-K and 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SITE Centers Corp.	For additional information:
3300 Enterprise Parkway	Conor Fennerty, EVP and
Beachwood, OH 44122 216-755-5500	Chief Financial Officer

FOR IMMEDIATE RELEASE:

SITE Centers Reports Third Quarter 2023 Results

BEACHWOOD, OHIO, October 30, 2023 - SITE Centers Corp. (NYSE: SITC), an owner of open-air shopping centers in suburban, high household income communities, announced today operating results for the quarter ended September 30, 2023.

“Third quarter results reflect a continuation of year-to-date trends including steady demand for vacant space in the Company’s supply constrained markets and recycling of capital from highly leased properties into Convenience assets,” commented David R. Lukes, President and Chief Executive Officer. “Rent commencements, the backfill of vacant space from bankruptcies and tactical redevelopment deliveries remain significant tailwinds for SITE Centers going forward.”

Results for the Quarter

•
Third quarter net income attributable to common shareholders was $45.9 million, or $0.22 per diluted share, as compared to net income of $63.4 million, or $0.30 per diluted share, in the year-ago period. The decrease year-over-year primarily was the result of lower income from joint ventures as a result of asset sales in the third quarter of 2022, partially offset by higher gain on sale from asset sales, property net operating income ("NOI") growth and the net impact of property acquisitions.
•
Third quarter operating funds from operations attributable to common shareholders (“Operating FFO” or “OFFO”) was $69.9 million, or $0.33 per diluted share, compared to $62.8 million, or $0.29 per diluted share, in the year-ago period primarily due to property NOI growth and the net impact of property acquisitions. Third quarter OFFO included $8.1 million, or $0.04 per diluted share, of income related to below-market lease adjustments primarily for terminated Bed, Bath & Beyond leases.

Significant Third Quarter and Recent Activity

•
SITE Centers sold 11 wholly owned shopping centers in the third quarter and fourth quarter to date for an aggregate price of $645.6 million including five wholly-owned shopping centers during the third quarter for an aggregate price of $118.3 million.
•
Acquired three convenience shopping centers during the quarter for an aggregate price of $28.1 million, including Towne Crossing Shops (Richmond, VA) for $4.2 million, Oaks at Slaughter (Austin, TX) for $14.1 million and Marketplace at 249 (Houston, TX) for $9.8 million.
•
In the third quarter, recorded a $1.3 million charge related to the previously announced restructuring plan, which included a Voluntary Retirement Offer. The balance of the total charges is expected to be incurred in the fourth quarter of 2023. Restructuring charges have been excluded from OFFO.
•
In October, closed on a five-year, $100 million mortgage secured by Nassau Park Pavilion (Princeton, NJ).
•
In October, acquired two convenience shopping centers for an aggregate price of $26.0 million, including Estero Crossing (Fort Myers, FL) for $17.1 million and Point at University (Charlotte, NC) for $8.9 million.

Key Quarterly Operating Results

•
Reported an increase of 2.9% in same-store net operating income (“SSNOI”) on a pro rata basis for the third quarter of 2023, including redevelopment, as compared to the year-ago period. The impact of prior period rental income receipts related to cash basis tenants was immaterial to third quarter 2023 SSNOI growth.
•
Generated cash new leasing spreads of 37.7% and cash renewal leasing spreads of 7.3%, both on a pro rata basis, for the trailing twelve-month period ended September 30, 2023 and cash new leasing spreads of 58.2% and cash renewal leasing spreads of 6.6%, both on a pro rata basis, for the third quarter of 2023.
•
Generated straight-lined new leasing spreads of 50.9% and straight-lined renewal leasing spreads of 11.5%, both on a pro rata basis, for the trailing twelve-month period ended September 30, 2023 and straight-lined new leasing spreads of 73.0% and straight-lined renewal leasing spreads of 10.2%, both on a pro rata basis, for the third quarter of 2023.

•
Reported a leased rate of 94.6% at September 30, 2023, compared to 95.5% at June 30, 2023 and 95.0% at September 30, 2022, all on a pro rata basis. The sequential decline was primarily related to the recapture of the remaining units leased by Bed, Bath & Beyond and the sale of properties in the third quarter with an average leased rate of 98.5%, partially offset by new leasing activity.
•
As of September 30, 2023, the Signed Not Opened (“SNO”) spread was 260 basis points, representing $17.9 million of annualized base rent on a pro rata basis.

Guidance

The Company has updated its 2023 full-year guidance for net income attributable to common shareholders and Operating FFO per share to reflect third quarter results and announced transaction activity. Impairment charges, gains on sale of interests and assets, transaction and debt extinguishment costs are excluded from guidance. The guidance update is as follows:

Reconciliation of Net Income Attributable to Common Shareholders to FFO and Operating FFO estimates:

	FY 2023E (prior) Per Share – Diluted	FY 2023E (revised) Per Share – Diluted
Net income attributable to Common Shareholders	$0.11 – $0.19	$0.28 – $0.33
Depreciation and amortization of real estate	0.96 – 1.00	0.97 – 1.00
Equity in net (income) of JVs	(0.03)	(0.03)
JVs' FFO	0.04	0.04
Gain on disposition of real estate (reported actual)	—	(0.15)
Gain on sale and change in control of interests (reported actual)	(0.02)	(0.02)
FFO (NAREIT)	$1.10 – $1.14	$1.12 – $1.14
Transaction, debt extinguishment and other at SITE share (reported actual)	—	0.01
Separation and other charges	0.03	0.03
Operating FFO	$1.13 – $1.17	$1.16 – $1.18

In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the assumed range of 2023 SSNOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliation without unreasonable effort due to the multiple components of the calculation which only includes properties owned for comparable periods and excludes all corporate level activity as described below under Non-GAAP Measures and Other Operational Metrics. Key assumptions for 2023 guidance include the following:

	FY 2023E (prior)	FY 2023E (revised)
Joint Venture fee income	$5 – $7 million	$6 – $7 million
SSNOI (1)	0.00% – 3.00%	1.50% – 3.00%
SSNOI – Adjusted for 2022 Uncollectible Revenue Impact (2)	1.00% – 4.00%	2.50% – 4.00%

(1)
Including redevelopment for assets owned as of September 30, 2023 and approximately $3.4 million included in Uncollectible Revenue, primarily related to rental income from cash basis tenants, reported in 2022 related to prior periods, which is an approximately 100 basis-point headwind to 2023 SSNOI growth.
(2)
Including redevelopment for assets owned as of September 30, 2023 and excluding revenue impact of approximately $3.4 million included in Uncollectible Revenue, primarily related to rental income from cash basis tenants, reported in 2022 related to prior periods.

About SITE Centers Corp.

SITE Centers is an owner and manager of open-air shopping centers located in suburban, high household income communities. The Company is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol SITC. Additional information about the Company is available at www.sitecenters.com. To be included in the Company’s e-mail distributions for press releases and other investor news, please click here.

Conference Call and Supplemental Information

The Company will hold a conference call to discuss quarterly results and other business updates today at 5:30 p.m. Eastern Time. All interested parties can access the call by dialing 888-317-6003 (U.S.), 866-284-3684 (Canada), or 412-317-6061 (international) using passcode 5228692. The call will also be webcast and available in a listen-only mode on SITE Centers’ website at ir.sitecenters.com. SITE Centers no longer intends to host its previously announced earnings conference call on November 2, 2023. Copies of the Company’s supplemental package are available on the Company’s website.

Non-GAAP Measures and Other Operational Metrics

Funds from Operations (“FFO”) is a supplemental non-GAAP financial measure used as a standard in the real estate industry and is a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that both FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with generally accepted accounting principles in the United States (“GAAP”)), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and equity income (loss) from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT. The Company calculates Operating FFO as FFO excluding certain non-operating charges, income and gains. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate FFO and Operating FFO in a different manner.

In calculating the expected range for or amount of net (loss) income attributable to common shareholders to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gain and losses from the disposition of real estate property, potential impairments and reserves of real estate property and related investments, debt extinguishment costs and certain transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

The Company also uses net operating income (“NOI”), a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company presents NOI information herein on a same store basis or “SSNOI.” The Company defines SSNOI as property revenues less property-related expenses, which exclude straight-line rental income and reimbursements and expenses, lease termination income, management fee expense, fair market value of leases and expense recovery adjustments. SSNOI includes assets owned in comparable periods (15 months for prior period comparisons). In addition, SSNOI is presented including activity associated with redevelopment. SSNOI excludes all non-property and corporate level revenue and expenses. Other real estate companies may calculate NOI and SSNOI in a different manner. The Company believes SSNOI at its effective ownership interest provides investors with additional information regarding the operating performances of comparable assets because it excludes certain non-cash and non-comparable items as noted above.

FFO, Operating FFO, NOI and SSNOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP, as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures have been provided herein. In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the assumed rate of 2023 SSNOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliation without unreasonable effort due to the multiple components of the calculation which only includes properties owned for comparable periods and excludes all corporate level activity as noted above.

The Company calculates Cash Leasing Spreads by comparing the prior tenant's annual base rent in the final year of the prior lease to the executed tenant's annual base rent in the first year of the executed lease. Straight-Lined Leasing Spreads are calculated by comparing the prior tenant's average base rent over the prior lease term to the executed tenant's average base rent over the term of the executed lease. For both Cash and Straight-Lined Leasing Spreads, the reported calculation includes only comparable leases which are deals executed within one year of the date that the prior tenant vacated. Deals executed after one year of the date the prior tenant vacated, deals which are a combination of existing units, new leases at redevelopment properties, and deals for units vacant at the time of acquisition are considered non-comparable and excluded from the calculation.

Safe Harbor

SITE Centers Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, general economic conditions, including inflation and interest rate volatility; local conditions such as the supply of, and demand for, retail real estate space in our geographic markets; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants and our properties; redevelopment and construction activities may not achieve a desired return on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to secure equity or debt financing on commercially acceptable terms or at all; impairment charges; valuation and risks relating to our joint venture investments; the termination of any joint venture arrangements or arrangements to manage real property; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions or natural disasters; any change in strategy; the impact of pandemics and other public health crises; unauthorized access, use, theft or destruction of financial, operations or third party data maintained in our information systems or by third parties on our behalf; our ability to maintain REIT status; and the finalization of the financial statements for the period ended September 30, 2023. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's most recent reports on Forms 10-K and 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SITE Centers Corp.

Income Statement: Consolidated Interests

	in thousands, except per share
		3Q23	3Q22	9M23	9M22
	Revenues:
	Rental income (1)	$142,498	$135,123	$414,324	$401,210
	Other property revenues	588	1,067	1,978	3,164
		143,086	136,190	416,302	404,374
	Expenses:
	Operating and maintenance	20,986	22,314	66,628	66,528
	Real estate taxes	20,543	20,423	60,875	61,230
		41,529	42,737	127,503	127,758

	Net operating income (2)	101,557	93,453	288,799	276,616

	Other income (expense):
	JV and other fee income	1,673	2,653	5,307	9,471
	Interest expense	(21,147)	(20,139)	(61,991)	(57,306)
	Depreciation and amortization	(52,821)	(51,179)	(165,535)	(152,564)
	General and administrative (3)	(11,259)	(10,799)	(35,935)	(34,403)
	Other income (expense), net	(690)	(501)	(2,011)	(2,152)
	Impairment charges	0	0	0	(2,536)
	Income before earnings from JVs and other	17,313	13,488	28,634	37,126

	Equity in net income of JVs	518	25,918	6,495	27,468
	Gain on sale and change in control of interests	0	228	3,749	45,554
	Gain on disposition of real estate, net	31,047	26,837	31,230	31,292
	Tax expense	(236)	(258)	(811)	(863)
	Net income	48,642	66,213	69,297	140,577
	Non-controlling interests	0	(18)	(18)	(55)
	Net income SITE Centers	48,642	66,195	69,279	140,522
	Preferred dividends	(2,789)	(2,789)	(8,367)	(8,367)
	Net income Common Shareholders	$45,853	$63,406	$60,912	$132,155

	Weighted average shares – Basic – EPS	209,286	213,846	209,505	213,278
	Assumed conversion of diluted securities	113	482	241	582
	Weighted average shares – Diluted – EPS	209,399	214,328	209,746	213,860

	Earnings per common share – Basic	$0.22	$0.30	$0.29	$0.62
	Earnings per common share – Diluted	$0.22	$0.30	$0.29	$0.62

(1)	Rental income:
	Minimum rents	$89,717	$89,686	$267,713	$261,849
	Ground lease minimum rents	6,296	6,733	19,108	20,191
	Straight-line rent, net	496	921	2,160	2,454
	Amortization of (above)/below-market rent, net	9,223	1,189	12,099	3,407
	Percentage and overage rent	1,095	797	4,498	3,582
	Recoveries	34,753	33,214	104,570	99,811
	Uncollectible revenue	(811)	(381)	(1,126)	1,889
	Ancillary and other rental income	1,511	1,619	4,716	4,416
	Lease termination fees	218	1,345	586	3,611

(2)	Includes NOI from WO assets sold in 3Q23	1,645	N/A	N/A	N/A

(3)	Separation charge and other	1,086	0	4,014	0

SITE Centers Corp.

Reconciliation: Net Income to FFO and Operating FFO

and Other Financial Information

in thousands, except per share
	3Q23	3Q22	9M23	9M22
Net income attributable to Common Shareholders	$45,853	$63,406	$60,912	$132,155
Depreciation and amortization of real estate	51,412	49,925	161,480	148,828
Equity in net income of JVs	(518)	(25,918)	(6,495)	(27,468)
JVs' FFO	2,145	1,271	6,327	9,469
Non-controlling interests	0	18	18	55
Impairment of real estate	0	0	0	2,536
Gain on sale and change in control of interests	0	(228)	(3,749)	(45,554)
Gain on disposition of real estate, net	(31,047)	(26,837)	(31,230)	(31,292)
FFO attributable to Common Shareholders	$67,845	$61,637	$187,263	$188,729
Separation and other charges	1,345	0	4,444	0
Transaction, debt extinguishment and other (at SITE's share)	679	1,196	2,186	2,501
RVI disposition fees	0	0	0	(385)
Total non-operating items, net	2,024	1,196	6,630	2,116
Operating FFO attributable to Common Shareholders	$69,869	$62,833	$193,893	$190,845

Weighted average shares & units – Basic: FFO & OFFO	209,286	213,987	209,571	213,419
Assumed conversion of dilutive securities	113	341	241	441
Weighted average shares & units – Diluted: FFO & OFFO	209,399	214,328	209,812	213,860

FFO per share – Basic	$0.32	$0.29	$0.89	$0.88
FFO per share – Diluted	$0.32	$0.29	$0.89	$0.88
Operating FFO per share – Basic	$0.33	$0.29	$0.93	$0.89
Operating FFO per share – Diluted	$0.33	$0.29	$0.92	$0.89
Common stock dividends declared, per share	$0.13	$0.13	$0.39	$0.39

Capital expenditures (SITE Centers share):
Redevelopment costs	7,609	4,606	15,726	16,451
Maintenance capital expenditures	4,528	6,480	11,552	16,467
Tenant allowances and landlord work	13,187	13,739	38,939	35,340
Leasing commissions	1,861	1,642	6,255	6,010
Construction administrative costs (capitalized)	795	939	2,395	3,085

Certain non-cash items (SITE Centers share):
Straight-line rent	516	906	2,236	2,611
Straight-line fixed CAM	94	114	238	325
Amortization of (above)/below-market rent, net	9,314	1,287	12,364	3,683
Straight-line ground rent expense	(25)	(34)	(130)	(100)
Debt fair value and loan cost amortization	(1,165)	(1,340)	(3,591)	(3,854)
Capitalized interest expense	321	341	916	808
Stock compensation expense	(1,756)	(1,694)	(5,119)	(5,135)
Non-real estate depreciation expense	(1,411)	(1,256)	(4,064)	(3,742)

SITE Centers Corp.

Balance Sheet: Consolidated Interests

	$ in thousands
		At Period End
		3Q23	4Q22
	Assets:
	Land	$1,082,330	$1,066,852
	Buildings	3,717,850	3,733,805
	Fixtures and tenant improvements	597,874	576,036
		5,398,054	5,376,693
	Depreciation	(1,730,179)	(1,652,899)
		3,667,875	3,723,794
	Construction in progress and land	62,809	56,466
	Real estate, net	3,730,684	3,780,260

	Investments in and advances to JVs	40,830	44,608
	Cash	26,560	20,254
	Restricted cash	36,701	960
	Receivables and straight-line (1)	65,192	63,926
	Intangible assets, net (2)	92,127	105,945
	Other assets, net	33,028	29,064
	Total Assets	4,025,122	4,045,017

	Liabilities and Equity:
	Revolving credit facilities	135,000	0
	Unsecured debt	1,368,282	1,453,923
	Unsecured term loan	198,772	198,521
	Secured debt	38,100	54,577
		1,740,154	1,707,021
	Dividends payable	30,100	30,389
	Other liabilities (3)	208,151	214,985
	Total Liabilities	1,978,405	1,952,395

	Preferred shares	175,000	175,000
	Common shares	21,437	21,437
	Paid-in capital	5,972,902	5,974,216
	Distributions in excess of net income	(4,067,355)	(4,046,370)
	Deferred compensation	5,053	5,025
	Accumulated comprehensive income	12,055	9,038
	Common shares in treasury at cost	(72,375)	(51,518)
	Non-controlling interests	0	5,794
	Total Equity	2,046,717	2,092,622

	Total Liabilities and Equity	$4,025,122	$4,045,017

(1)	SL rents (including fixed CAM), net	$35,718	$33,879

(2)	Operating lease right of use assets	17,665	18,197

(3)	Operating lease liabilities	37,375	37,777
	Below-market leases, net	48,833	59,825

SITE Centers Corp.

Reconciliation of Net Income Attributable to SITE to Same Store NOI

$ in thousands
	3Q23	3Q22	3Q23	3Q22
	SITE Centers at 100%		At SITE Centers Share (Non-GAAP)
GAAP Reconciliation:
Net income attributable to SITE Centers	$48,642	$66,195	$48,642	$66,195
Fee income	(1,673)	(2,653)	(1,673)	(2,653)
Interest expense	21,147	20,139	21,147	20,139
Depreciation and amortization	52,821	51,179	52,821	51,179
General and administrative	11,259	10,799	11,259	10,799
Other expense (income), net	690	501	690	501
Equity in net income of joint ventures	(518)	(25,918)	(518)	(25,918)
Tax expense	236	258	236	258
Gain on sale and change in control of interests	0	(228)	0	(228)
Gain on disposition of real estate, net	(31,047)	(26,837)	(31,047)	(26,837)
Income from non-controlling interests	0	18	0	18
Consolidated NOI	101,557	93,453	101,557	93,453
Less: Non-Same Store NOI adjustments			(12,271)	(6,602)
Total Consolidated SSNOI			89,286	86,851

Consolidated SSNOI % Change			2.8%

Net income from unconsolidated joint ventures	1,545	105,872	487	21,272
Interest expense	5,668	8,241	1,314	1,831
Depreciation and amortization	7,806	9,450	1,849	2,156
Impairment charges	0	9,010	0	1,802
Other expense (income), net	2,084	6,120	481	1,286
Gain on disposition of real estate, net	(973)	(119,813)	(195)	(23,963)
Unconsolidated NOI	$16,130	$18,880	3,936	4,384
Less: Non-Same Store NOI adjustments			(101)	(781)
Total Unconsolidated SSNOI at SITE share			$3,835	$3,603

Unconsolidated SSNOI % Change			6.4%

SSNOI % Change at SITE Share			2.9%

SITE Centers Corp.

Reconciliation of Net Income Attributable to SITE to Same Store NOI

$ in thousands
	9M23	9M22	9M23	9M22
	SITE Centers at 100%		At SITE Centers Share (Non-GAAP)
GAAP Reconciliation:
Net income attributable to SITE Centers	$69,279	$140,522	$69,279	$140,522
Fee income	(5,307)	(9,471)	(5,307)	(9,471)
Interest expense	61,991	57,306	61,991	57,306
Depreciation and amortization	165,535	152,564	165,535	152,564
General and administrative	35,935	34,403	35,935	34,403
Other expense (income), net	2,011	2,152	2,011	2,152
Impairment charges	0	2,536	0	2,536
Equity in net income of joint ventures	(6,495)	(27,468)	(6,495)	(27,468)
Tax expense	811	863	811	863
Gain on sale and change in control of interests	(3,749)	(45,554)	(3,749)	(45,554)
Gain on disposition of real estate, net	(31,230)	(31,292)	(31,230)	(31,292)
Income from non-controlling interests	18	55	18	55
Consolidated NOI	288,799	276,616	288,799	276,616
Less: Non-Same Store NOI adjustments			(25,710)	(20,747)
Total Consolidated SSNOI			$263,089	$255,869

Consolidated SSNOI % Change			2.8%

Net income from unconsolidated joint ventures	22,172	105,833	4,724	21,887
Interest expense	19,016	26,560	4,342	5,982
Depreciation and amortization	25,149	37,123	5,878	8,304
Impairment charges	0	17,550	0	3,510
Other expense (income), net	7,022	11,114	1,593	2,468
Gain on disposition of real estate, net	(21,151)	(121,505)	(4,232)	(24,254)
Unconsolidated NOI	$52,208	$76,675	12,305	17,897
Less: Non-Same Store NOI adjustments			(1,124)	(6,969)
Total Unconsolidated SSNOI at SITE share			$11,181	$10,928

Unconsolidated SSNOI % Change			2.3%

SSNOI % Change at SITE Share			2.8%

SITE Centers Corp.

Portfolio Summary

			9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Shopping Center Count
Operating Centers - 100%			119	121	120	119	122
Wholly Owned			106	108	105	101	103
JV Portfolio			13	13	15	18	19

Gross Leasable Area (GLA)
Owned and Ground Lease - Pro Rata Share			22,329	22,999	23,014	23,094	24,232
Wholly Owned			21,386	22,056	21,990	21,989	23,118
JV Portfolio - Pro Rata Share			943	943	1,024	1,105	1,114

Quarterly Operational Overview
Pro Rata Share
Base Rent PSF			$20.20	$19.89	$19.65	$19.52	$19.11
Base Rent PSF < 10K			$32.09	$31.59	$31.28	$30.94	$30.46
Base Rent PSF > 10K			$15.88	$15.77	$15.74	$15.72	$15.48

Commenced Rate			92.0%	92.4%	92.9%	92.5%	91.5%
Commenced Rate < 10K SF			87.3%	86.4%	85.3%	84.4%	83.3%
Commenced Rate > 10K SF			93.7%	94.7%	95.6%	95.5%	94.4%

Leased Rate			94.6%	95.5%	95.9%	95.4%	95.0%
Leased Rate < 10K SF			91.0%	90.7%	90.8%	90.3%	89.1%
Leased Rate > 10K SF			95.9%	97.2%	97.7%	97.2%	97.2%

Operational Statistics
% of Aggregate Property NOI - Wholly Owned			95.9%	96.1%	95.7%	95.2%	95.6%
% of Aggregate Property NOI - Joint Venture – Pro Rata Share			4.1%	3.9%	4.3%	4.8%	4.4%

Quarterly SITE SSNOI at share including redevelopment			2.9%	1.7%	4.2%	1.8%	1.1%

TTM New Leasing - at pro rata share (GLA in 000's)			699	703	965	1,126	1,208
TTM Renewals - at pro rata share (GLA in 000's)			2,943	3,156	2,956	3,220	3,174
TTM Total Leasing - at pro rata share (GLA in 000's)			3,642	3,859	3,921	4,346	4,382
TTM Cash Blended New and Renewal Rent Spreads - at pro rata share			10.6%	8.9%	8.9%	8.5%	7.2%

Top 20 MSA Exposure

	MSA	Properties	GLA	% of GLA	ABR	% of ABR	ABR PSF
1	Miami-Fort Lauderdale-West Palm Beach, FL	7	1,567	7.0%	$31,554	8.1%	$24.21
2	Atlanta-Sandy Springs-Roswell, GA	13	2,046	9.2%	30,311	7.8%	$16.65
3	Orlando-Kissimmee-Sanford, FL	4	1,419	6.4%	27,570	7.1%	$20.38
4	Chicago-Naperville-Elgin, IL-IN-WI	5	973	4.4%	24,323	6.3%	$27.34
5	Boston-Cambridge-Newton, MA-NH	2	1,372	6.1%	23,847	6.2%	$25.54
6	Denver-Aurora-Lakewood, CO	6	1,387	6.2%	22,749	5.9%	$18.63
7	Charlotte-Concord-Gastonia, NC-SC	5	1,385	6.2%	22,431	5.8%	$17.70
8	Trenton, NJ	2	1,292	5.8%	21,452	5.5%	$18.44
9	Phoenix-Mesa-Scottsdale, AZ	9	1,029	4.6%	19,022	4.9%	$21.05
10	Los Angeles-Long Beach-Anaheim, CA	3	879	3.9%	16,391	4.2%	$24.31
11	Columbus, OH	2	961	4.3%	14,884	3.8%	$16.23
12	Tampa-St. Petersburg-Clearwater, FL	7	873	3.9%	13,995	3.6%	$17.79
13	San Antonio-New Braunfels, TX	3	932	4.2%	12,836	3.3%	$17.69
14	San Francisco-Oakland-Hayward, CA	5	303	1.4%	9,928	2.6%	$41.55
15	Richmond, VA	4	598	2.7%	9,901	2.6%	$20.44
16	Washington-Arlington-Alexandria, DC-VA-MD-WV	5	479	2.1%	8,649	2.2%	$27.30
17	New York-Newark-Jersey City, NY-NJ-PA	5	466	2.1%	8,297	2.1%	$23.02
18	Cleveland-Elyria, OH	2	553	2.5%	8,249	2.1%	$15.22
19	Cincinnati, OH-KY-IN	1	427	1.9%	7,614	2.0%	$17.61
20	Portland-Vancouver-Hillsboro, OR-WA	2	384	1.7%	7,484	1.9%	$27.03
	Other	27	3,004	13.5%	45,913	11.9%	$18.03
	Total	119	22,329	100.0%	$387,400	100.0%	$20.20

Note: $ and GLA in thousands except shopping center count and base rent PSF; Top 20 MSA figures for SITE at share except for property count

SITE Centers Corp.

Capital Structure

$, shares and units in thousands, except per share
	September 30, 2023	December 31, 2022	December 31, 2021
Capital Structure
Market Value Per Share	$12.33	$13.66	$15.83

Common Shares Outstanding	209,317	210,853	211,235
Operating Partnership Units	0	141	141
Total Outstanding Common Shares	209,317	210,994	211,376

Common Shares Equity	$2,580,879	$2,882,178	$3,346,079
Perpetual Preferred Stock - Class A	175,000	175,000	175,000

Unsecured Credit Facilities	135,000	0	0
Unsecured Term Loan	200,000	200,000	100,000
Unsecured Notes Payable	1,371,154	1,457,741	1,456,886
Mortgage Debt (includes JVs at SITE share)	150,045	165,408	315,898
Total Debt (includes JVs at SITE share)	1,856,199	1,823,149	1,872,784
Less: Cash (including restricted cash)	63,261	31,011	43,252
Net Debt	$1,792,938	$1,792,138	$1,829,532

Total Market Capitalization	$4,548,816	$4,849,316	$5,350,611

Leverage / Public Debt Covenants
Average Consolidated Net Effective Debt	1,742,985	1,664,859	1,749,295
Consolidated Adjusted EBITDA - TTM	354,991	348,406	351,172
Average Consolidated Net Debt / Adjusted EBITDA(1)	4.9X	4.8X	5.0X

Average Pro-Rata Net Effective Debt	1,848,565	1,806,016	1,952,145
Pro-Rata Adjusted EBITDA - TTM	361,190	356,198	361,917
Average Pro-Rata Net Debt / Adjusted EBITDA(1)	5.1X	5.1X	5.4X

Outstanding Debt & Obligations	1,762,611	1,730,562	1,717,917
Undepreciated Real Estate Assets	5,501,693	5,477,767	5,303,507
Total Debt to Real Estate Assets Ratio(2)	32%	32%	32%
Covenant	65%	65%	65%

Secured Debt & Obligations	37,949	54,173	125,382
Total Assets	5,749,427	5,690,332	5,534,473
Secured Debt to Assets Ratio	1%	1%	2%
Covenant	40%	40%	40%

Unencumbered Real Estate Assets	5,370,489	5,319,838	5,028,788
Unsecured Debt & Obligations	1,724,662	1,676,388	1,592,535
Unencumbered Assets to Unsecured Debt(2)	311%	317%	316%
Covenant	135%	135%	135%

Net Income Available for Debt Service	341,200	336,115	329,408
Maximum Annual Service Charge	84,902	81,425	80,073
Fixed Charge Coverage Ratio	4.0X	4.1X	4.1X
Covenant	1.5X	1.5X	1.5X

Credit Ratings (Outlook)
Moody's	Baa3 (Stable)	Baa3 (Stable)	Baa3 (Stable)
S&P	BBB- (Stable)	BBB- (Stable)	BBB- (Stable)
Fitch	BBB (Stable)	BBB (Stable)	BBB (Stable)

(1) Excludes Perpetual Preferred Stock. See definition in the Non-GAAP Measures section.
(2) Real Estate Assets and Unencumbered Assets exclude consolidated cash and cash equivalents.

SITE Centers Corp.

Same Store Metrics (1)

	Same Store Net Operating Income
	Quarterly Same Store NOI			YTD Same Store NOI
	3Q23	3Q22	Change	9M23	9M22	Change

Consolidated SSNOI Leased rate	94.7%	95.3%	(0.6%)	94.7%	95.3%	(0.6%)
Consolidated SSNOI Commenced rate	92.1%	91.9%	0.2%	92.1%	91.9%	0.2%

Revenues:
Minimum rents	$91,599	$89,527		$267,516	$260,813
Recoveries	32,863	30,335		97,915	91,289
Uncollectible revenue	(916)	(251)		(1,564)	1,828
Percentage and overage rents	994	786		4,342	3,372
Ancillary and other rental income	1,854	1,812		5,365	4,652
	126,394	122,209	3.4%	373,574	361,954	3.2%
Expenses:
Operating and maintenance	(17,286)	(16,626)		(53,070)	(50,325)
Real estate taxes	(19,822)	(18,732)		(57,415)	(55,760)
	(37,108)	(35,358)	4.9%	(110,485)	(106,085)	4.1%
Total Consolidated SSNOI	$89,286	$86,851	2.8%	$263,089	$255,869	2.8%

Total Unconsolidated SSNOI at SITE share	3,835	3,603		11,181	10,928
Total SSNOI at SITE share(2)	$93,121	$90,454	2.9%	$274,270	$266,797	2.8%

Consolidated SSNOI Operating Margin	70.6%	71.1%		70.4%	70.7%
Consolidated SSNOI Recovery Rate	88.6%	85.8%		88.6%	86.1%

(1) See calculation definition in the Non-GAAP Measures section and GAAP reconciliation on pages 8 and 9. Figures reported include redevelopment.

(2) Results include the impact of rental income at SITE's share related to prior periods of $0.1 million and $0.3 million for the third quarters of 2023 and 2022 and $0.6 million and $2.7 million for the first nine months of 2023 and 2022, respectively, primarily related to cash basis tenants.

SITE Centers Corp.

Leasing Summary

At pro rata share except for count

Leasing Activity
	Comparable Pool						Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Straight-lined	Term	Count	GLA	ABR PSF	Term
New Leases
3Q23	14	157,937	$20.76	58.2%	73.0%	9.8	26	205,775	$22.22	9.9
2Q23	11	89,204	$26.73	14.8%	23.3%	9.4	33	170,016	$25.97	8.6
1Q23	14	23,874	$40.79	20.3%	36.7%	9.5	32	130,430	$29.68	13.8
4Q22	17	64,060	$26.68	55.2%	72.1%	8.5	44	193,058	$21.93	9.0
	56	335,075	$24.91	37.7%	50.9%	9.4	135	699,279	$24.44	10.1

Renewals
3Q23	93	1,027,931	$17.63	6.6%	10.2%	5.7	93	1,027,931	$17.63	5.7
2Q23	104	945,162	$17.29	7.2%	11.9%	5.7	104	945,162	$17.29	5.7
1Q23	62	328,684	$22.37	8.7%	14.3%	5.6	62	328,684	$22.37	5.6
4Q22	81	641,066	$20.03	7.6%	11.2%	5.2	81	641,066	$20.03	5.2
	340	2,942,843	$18.57	7.3%	11.5%	5.6	340	2,942,843	$18.57	5.6

New + Renewals
3Q23	107	1,185,868	$18.05	12.2%	16.9%	6.2	119	1,233,706	$18.39	6.4
2Q23	115	1,034,366	$18.11	8.1%	13.3%	6.0	137	1,115,178	$18.62	6.1
1Q23	76	352,558	$23.62	9.9%	16.6%	5.8	94	459,114	$24.44	7.9
4Q22	98	705,126	$20.64	11.7%	16.3%	5.5	125	834,124	$20.47	6.1
	396	3,277,918	$19.22	10.6%	15.6%	6.0	475	3,642,122	$19.70	6.4

Net Effective Rents
			Capex PSF				NER		% of GLA
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term	>10K SF	<10K SF
New Leases
3Q23	182,231	$22.90	$1.99	$0.60	$0.81	$3.40	$19.50	9.8	80%	20%
2Q23	160,230	$26.21	$3.89	$0.92	$1.25	$6.06	$20.15	8.5	57%	43%
1Q23	92,947	$33.25	$3.10	$1.03	$1.54	$5.67	$27.58	10.5	38%	62%
4Q22	185,147	$22.02	$2.89	$3.63	$1.10	$7.62	$14.40	9.0	43%	57%
	620,555	$25.04	$2.88	$1.62	$1.12	$5.62	$19.42	9.3	57%	43%

Renewals
3Q23	1,027,931	$17.90	$0.12	$0.00	$0.00	$0.12	$17.78	5.7	81%	19%
2Q23	945,162	$17.62	$0.05	$0.00	$0.00	$0.05	$17.57	5.7	78%	22%
1Q23	328,684	$23.02	$0.04	$0.01	$0.00	$0.05	$22.97	5.6	59%	41%
4Q22	641,066	$20.35	$0.79	$0.01	$0.04	$0.84	$19.51	5.2	78%	22%
	2,942,843	$18.91	$0.22	$0.00	$0.01	$0.23	$18.68	5.6	77%	23%

New + Renewals
3Q23	1,210,162	$18.65	$0.56	$0.14	$0.19	$0.89	$17.76	6.3	81%	19%
2Q23	1,105,392	$18.86	$0.84	$0.19	$0.26	$1.29	$17.57	6.1	75%	25%
1Q23	421,631	$25.28	$1.10	$0.37	$0.53	$2.00	$23.28	6.6	55%	45%
4Q22	826,213	$20.73	$1.49	$1.22	$0.39	$3.10	$17.63	6.0	70%	30%
	3,563,398	$19.99	$0.92	$0.43	$0.30	$1.65	$18.34	6.2	74%	26%

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years. New Leases exclude leases at redevelopment properties and first generation space.

SITE Centers Corp.

Lease Expirations

At pro rata share except for count; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	1	18	0.1%	$349	0.2%	$19.39	14	24	0.5%	$703	0.4%	$29.29	15	42	0.2%	$1,052	0.3%	$25.05
2023	0	0	0.0%	0	0.0%	$0.00	35	56	1.1%	1,857	1.1%	$33.16	35	56	0.3%	1,857	0.5%	$33.16
2024	42	1,035	6.8%	14,080	6.4%	$13.60	229	535	10.1%	16,124	9.5%	$30.14	271	1,570	7.6%	30,204	7.8%	$19.24
2025	83	2,279	14.9%	32,010	14.7%	$14.05	255	696	13.1%	20,653	12.2%	$29.67	338	2,975	14.5%	52,663	13.6%	$17.70
2026	68	1,567	10.3%	21,031	9.6%	$13.42	245	616	11.6%	19,701	11.7%	$31.98	313	2,183	10.6%	40,732	10.5%	$18.66
2027	88	2,535	16.6%	37,440	17.1%	$14.77	254	737	13.9%	22,913	13.6%	$31.09	342	3,272	15.9%	60,353	15.6%	$18.45
2028	102	2,582	16.9%	35,312	16.2%	$13.68	268	718	13.5%	24,044	14.2%	$33.49	370	3,300	16.0%	59,356	15.3%	$17.99
2029	56	1,642	10.8%	24,047	11.0%	$14.64	161	482	9.1%	15,977	9.4%	$33.15	217	2,124	10.3%	40,024	10.3%	$18.84
2030	27	719	4.7%	10,194	4.7%	$14.18	110	291	5.5%	9,866	5.8%	$33.90	137	1,010	4.9%	20,060	5.2%	$19.86
2031	23	734	4.8%	8,795	4.0%	$11.98	80	239	4.5%	7,331	4.3%	$30.67	103	973	4.7%	16,126	4.2%	$16.57
2032	27	611	4.0%	8,853	4.1%	$14.49	149	418	7.9%	13,600	8.0%	$32.54	176	1,029	5.0%	22,453	5.8%	$21.82
Thereafter	54	1,533	10.0%	26,220	12.0%	$17.10	151	504	9.5%	16,300	9.6%	$32.34	205	2,037	9.9%	42,520	11.0%	$20.87
Total	571	15,255	100.0%	$218,331	100.0%	$14.31	1,951	5,316	100.0%	$169,069	100.0%	$31.80	2,522	20,571	100.0%	$387,400	100.0%	$18.83

Signed Not Open	20	499		$9,099		$18.23	86	249		$8,817		$35.41	106	748		$17,916		$23.95
Vacant	28	664					224	549					252	1,213

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	14	24	0.5%	$703	0.4%	$29.29	14	24	0.1%	$703	0.2%	$29.29
2023	0	0	0.0%	0	0.0%	$0.00	23	35	0.7%	1,212	0.7%	$34.63	23	35	0.2%	1,212	0.3%	$34.63
2024	11	172	1.1%	2,508	1.1%	$14.58	150	310	5.8%	9,741	5.8%	$31.42	161	482	2.3%	12,249	3.2%	$25.41
2025	17	284	1.9%	4,450	2.0%	$15.67	153	345	6.5%	10,612	6.3%	$30.76	170	629	3.1%	15,062	3.9%	$23.95
2026	7	57	0.4%	1,112	0.5%	$19.51	117	254	4.8%	8,314	4.9%	$32.73	124	311	1.5%	9,426	2.4%	$30.31
2027	19	336	2.2%	5,866	2.7%	$17.46	113	263	4.9%	8,213	4.9%	$31.23	132	599	2.9%	14,079	3.6%	$23.50
2028	21	331	2.2%	5,759	2.6%	$17.40	155	371	7.0%	12,184	7.2%	$32.84	176	702	3.4%	17,943	4.6%	$25.56
2029	10	273	1.8%	3,825	1.8%	$14.01	126	290	5.5%	9,127	5.4%	$31.47	136	563	2.7%	12,952	3.3%	$23.01
2030	16	357	2.3%	5,771	2.6%	$16.17	94	228	4.3%	6,954	4.1%	$30.50	110	585	2.8%	12,725	3.3%	$21.75
2031	20	274	1.8%	4,842	2.2%	$17.67	92	206	3.9%	6,150	3.6%	$29.85	112	480	2.3%	10,992	2.8%	$22.90
2032	17	352	2.3%	6,111	2.8%	$17.36	124	328	6.2%	10,534	6.2%	$32.12	141	680	3.3%	16,645	4.3%	$24.48
Thereafter	433	12,819	84.0%	178,087	81.6%	$13.89	790	2,662	50.1%	85,325	50.5%	$32.05	1,223	15,481	75.3%	263,412	68.0%	$17.02
Total	571	15,255	100.0%	$218,331	100.0%	$14.31	1,951	5,316	100.0%	$169,069	100.0%	$31.80	2,522	20,571	100.0%	$387,400	100.0%	$18.83

Note: Includes ground leases

SITE Centers Corp.

Top 50 Tenants

$ and GLA in thousands
		Number of Units			Base Rent			Owned GLA			Credit Ratings
	Tenant	WO	JV	Total	Pro Rata	% of Total	At 100%	Pro Rata	% of Total	At 100%	(S&P/Moody's/Fitch)
1	TJX Companies (1)	50	8	58	$19,134	5.4%	$21,027	1,483	7.3%	1,647	A/A2/NR
2	Dick's Sporting Goods (2)	12	4	16	9,230	2.6%	10,955	573	2.8%	720	BBB/Baa3/NR
3	Ross Stores (3)	19	8	27	7,660	2.2%	9,917	592	2.9%	780	BBB+/A2/NR
4	PetSmart	20	3	23	7,550	2.1%	8,270	452	2.2%	495	B+/B1/NR
5	Burlington	13	1	14	7,235	2.1%	7,619	485	2.4%	518	BB+/NR/NR
6	Michaels	20	4	24	6,724	1.9%	7,704	486	2.4%	564	CCC+/B3/NR
7	Ulta	22	4	26	5,626	1.6%	6,339	234	1.2%	269	NR
9	Nordstrom Rack	8	0	8	5,613	1.6%	5,613	289	1.4%	289	BB+/Ba1/BB+
9	Gap (4)	17	7	24	5,489	1.6%	6,847	295	1.5%	378	BB/Ba3/NR
10	Kohl's	6	3	9	5,190	1.5%	6,835	589	2.9%	779	BB/Ba2/BBB-
11	Kroger (5)	5	1	6	5,176	1.5%	5,734	318	1.6%	354	BBB/Baa1/NR
12	Best Buy	7	3	10	5,073	1.4%	6,643	334	1.6%	447	BBB+/A3/NR
13	Five Below	27	5	32	5,028	1.4%	5,656	248	1.2%	284	NR
14	Whole Foods	3	0	3	4,493	1.3%	4,493	139	0.7%	139	AA/A1/AA-
15	Designer Brands Inc. (DSW)	9	1	10	3,201	0.9%	3,485	200	1.0%	216	NR
16	Petco	10	3	13	3,115	0.9%	3,755	144	0.7%	181	B+/B2/NR
17	Barnes & Noble	7	1	8	3,058	0.9%	3,378	165	0.8%	181	NR
18	Publix	5	1	6	3,035	0.9%	3,394	250	1.2%	295	NR
19	Total Wine & More	5	0	5	3,013	0.9%	3,013	140	0.7%	140	NR
20	Party City	12	3	15	2,936	0.8%	3,347	155	0.8%	187	NR
21	CGV Cinemas	1	0	1	2,849	0.8%	2,849	74	0.4%	74	NR
22	AMC Theatres	1	3	4	2,838	0.8%	6,912	130	0.6%	315	CCC+/Caa2/NR
23	JOANN	7	3	10	2,828	0.8%	3,418	225	1.1%	285	CCC/Caa2/NR
24	Office Depot (6)	9	1	10	2,818	0.8%	3,053	184	0.9%	203	NR
25	Macy's (7)	6	0	6	2,778	0.8%	2,778	206	1.0%	206	BB+/Ba1/BBB-
26	LA Fitness	3	1	4	2,474	0.7%	3,061	144	0.7%	175	B/B3/NR
27	Dollar Tree Stores	19	2	21	2,412	0.7%	2,574	206	1.0%	224	BBB/Baa2/NR
28	Cost Plus	7	1	8	2,287	0.7%	2,522	133	0.7%	148	NR
29	AT&T	20	4	24	2,223	0.6%	2,428	61	0.3%	69	BBB/Baa2/BBB+
30	JPMorgan Chase	11	0	11	2,169	0.6%	2,169	48	0.2%	48	A-/A2/AA-
31	Staples	6	1	7	2,082	0.6%	2,310	118	0.6%	134	B-/B3/NR
32	Starbucks	20	0	20	2,055	0.6%	2,055	36	0.2%	36	BBB+/Baa1/NR
33	Lowe's	2	2	4	1,918	0.5%	3,608	322	1.6%	531	BBB+/Baa1/NR
34	Hobby Lobby	4	0	4	1,893	0.5%	1,893	222	1.1%	222	NR
35	Tailored Brands (8)	10	1	11	1,866	0.5%	1,944	79	0.4%	83	B/NR/NR
36	Cinemark	1	2	3	1,760	0.5%	2,614	111	0.5%	176	B+/NR/B+
37	Mattress Firm	12	3	15	1,756	0.5%	2,050	55	0.3%	65	NR
38	Bath & Body Works	13	3	16	1,707	0.5%	1,930	50	0.2%	58	BB/Ba2/NR
39	Franchise Group (9)	9	1	10	1,700	0.5%	1,795	101	0.5%	103	B/B2/NR
40	JAB Holding (10)	11	1	12	1,682	0.5%	1,767	53	0.3%	56	NR/Baa1/NR
41	Caleres Inc.	9	1	10	1,625	0.5%	1,805	81	0.4%	89	BB-/NR/NR
42	Target	2	0	2	1,610	0.5%	1,610	295	1.5%	295	A/A2/A
43	Carter's Childrenswear	12	1	13	1,535	0.4%	1,620	50	0.2%	53	BB+/NR/NR
44	America's Best Contacts	14	3	17	1,532	0.4%	1,747	51	0.3%	59	NR
45	Inspire Brands (11)	16	0	16	1,511	0.4%	1,511	40	0.2%	40	B+/NR/NR
46	Xsport Fitness	1	0	1	1,502	0.4%	1,502	45	0.2%	45	NR
47	Verizon	9	2	11	1,428	0.4%	1,768	32	0.2%	39	BBB+/Baa1/A-
48	Visionworks	11	3	14	1,365	0.4%	1,695	39	0.2%	48	NR
49	T-Mobile	14	2	16	1,348	0.4%	1,467	35	0.2%	39	Baa2/BBB/BBB+
50	Brinker International (Chili's)	9	0	9	1,325	0.4%	1,325	52	0.3%	52	Ba3/BB-/NR
		546	101	647	$176,455	50.2%	$203,804	10,849	53.5%	12,833
	Total Portfolio				$351,169	100.0%	$398,313	20,263	100.0%	23,504

(1) T.J. Maxx (15) / Marshalls (14) / HomeGoods (14) / Sierra Trading (6) / Combo Store (5) / HomeSense (4)							(7) Macy's Furniture (2) / Market by Macy's (2) / Bloomingdale's Outlet (1) / Bluemercury (1)
(2) Dick's Sporting Goods (13) / Golf Galaxy (3)							(8) Men's Wearhouse (9) / Jos. A. Bank (1) / K&G Fashion Superstore (1)
(3) Ross Dress for Less (26) / dd's Discounts (1)							(9) Vitamin Shoppe (5) / Pet Supplies (3) / American Freight (2)
(4) Gap (2) / Old Navy (21) / Banana Republic (1)							(10) Panera (11) / Bruegger's (1)
(5) Kroger (2) / Harris Teeter (1) / King Soopers (1) / Mariano's (1) / Lucky's (1)							(11) Dunkin (6) / Buffalo Wild Wings (5) / Jimmy John's (4) / Baskin Robbins (1)
(6) Office Depot (5) / OfficeMax (5)

Note: All data as of September 30, 2023 pro forma for dispositions through October 27, 2023.

SITE Centers Corp.

Redevelopment Pipeline (1)

$ in thousands

Shopping Center	MSA	SITE Own %	Est. Yield (%)	Est. Net Costs	Costs to Date	Est. Remain. Costs	Placed In Service	CIP		Initial Occ.	Est. Stabilize	Key Tenants

West Bay Plaza - Phase II	Cleveland, OH	100%		$7,941	$7,155	$786	$7,013	$142		2Q22	4Q23	Sierra Trading Post, Dry Bar, Club Champion
Carolina Pavilion	Charlotte, NC	100%		2,721	2,486	235	2,475	11		4Q22	4Q23	Visionworks, Smoothie King, Starbucks
Nassau Park Pavilion	Trenton, NJ	100%		7,635	5,746	1,889	0	5,746		4Q23	1Q24	Paris Baguette, Bluestone Lane, Just Salad, Mezeh Grill
University Hills	Denver, CO	100%		6,718	5,190	1,528	5,158	32		3Q23	3Q24	Wendy's, Sweetgreen, Heyday
Shoppers World (2)	Boston, MA	100%		2,414	1,313	1,101	0	1,313		1Q24	2Q24	Starbucks
Tanasbourne Town Center	Portland, OR	100%		13,769	4,966	8,803	0	4,966		2Q25	1Q26	New Seasons, Fast Casual Restaurant
Perimeter Pointe	Atlanta, GA	100%		0	1,417	0	0	1,417		TBD	TBD	—
Total Redevelopment Pipeline			10%	$41,198	$28,273	$14,342	$14,646	$13,627

Other (3)				0	43,919	0	0	43,919
Undeveloped land (4)				0	5,263	0	0	5,263
Total Redevelopment Costs				$41,198	$77,455	$14,342	$14,646	$62,809	(5)

(1) Projects included in SSNOI including redevelopment.
(2) Retained by SITE Centers and excluded from October 2023 Boston portfolio disposition.
(3) Includes predevelopment and retenanting expenditures.

(4) Balance excludes owned land adjacent to existing centers with an estimated value of $9 million and the net book basis of the Company's Beachwood, OH office headquarters office buildings of $27 million (non-income producing portion). The income producing portion of the Company's headquarters buildings generated $1 million of NOI YTD 3Q23.

(5) Balance is in addition to SITE's pro rata share of joint venture CIP of $202 thousand.

SITE Centers Corp.

Transactions

$ and GLA in thousands

Acquisitions			SITE	Owned	Price
	Property Name	MSA	Own %	GLA	At 100%	At Share

01/05/23	Foxtail Center	Baltimore-Columbia-Towson, MD	100%	30	$15,075	$15,075
01/06/23	Parker Keystone	Denver-Aurora-Lakewood, CO	100%	17	11,000	11,000
		1Q 2023 Total		47	$26,075	$26,075

04/03/23	Barrett Corners	Atlanta-Sandy Springs-Roswell, GA	100%	19	$15,600	$15,600
05/05/23	Alpha Soda Center	Atlanta-Sandy Springs-Roswell, GA	100%	15	9,400	9,400
05/08/23	Briarcroft Center	Houston-The Woodlands-Sugar Land, TX	100%	33	23,500	23,500
		2Q 2023 Total		67	$48,500	$48,500

07/21/23	Towne Crossing Shops	Richmond, VA	100%	7	$4,200	$4,200
08/30/23	Oaks at Slaughter	Austin, TX	100%	26	14,100	14,100
09/27/23	Marketplace at 249	Houston-The Woodlands-Sugar Land, TX	100%	17	9,800	9,800
		3Q 2023 Total		50	$28,100	$28,100

10/16/23	Point at University	Charlotte-Concord-Gastonia, NC-SC	100%	15	$8,900	$8,900
10/16/23	Estero Crossing	Cape Coral-Fort Myers, FL	100%	34	17,122	17,122
		4Q 2023 QTD		49	$26,022	$26,022

		Total 2023 YTD		213	$128,697	$128,697

Dispositions			SITE	Owned	Price
	Property Name	MSA	Own %	GLA	At 100%	At Share

02/28/23	Hairston Crossing	Atlanta-Sandy Springs-Roswell, GA	20%	58	$3,900	$780
03/08/23	Springfield Commons	Toledo, OH	20%	272	22,500	4,500
03/20/23	Shoppes at Oliver's Crossing	Greensboro-High Point, NC	20%	77	13,750	2,750
		1Q 2023 Total		407	$40,150	$8,030

05/03/23	West Falls Plaza	New York-Newark-Jersey City, NY-NJ-PA	20%	91	$18,000	$3,600
06/27/23	Highland Grove Shopping Center	Chicago-Naperville-Elgin, IL-IN-WI	20%	312	54,000	10,800
		2Q 2023 Total		403	$72,000	$14,400

08/10/23	Sharon Greens	Atlanta-Sandy Springs-Roswell, GA	100%	98	$17,450	$17,450
08/24/23	Terrell Plaza	San Antonio-New Braunfels, TX	100%	108	25,106	25,106
08/28/23	Windsor Court	Hartford-West Hartford-East Hartford, CT	100%	79	19,000	19,000
09/08/23	Larkin's Corner	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	100%	225	26,000	26,000
09/22/23	Waterstone Center	Cincinnati, OH-KY-IN	100%	162	30,718	30,718
		3Q 2023 Total		672	$118,274	$118,274

10/23/23	Boston Portfolio (1)	Boston-Cambridge-Newton, MA-NH	100%	1,354	$319,000	$319,000
10/24/23	Cotswold Village	Charlotte-Concord-Gastonia, NC-SC	100%	263	110,400	110,400
10/27/23	Tampa Portfolio (2)	Tampa-St. Petersburg-Clearwater, FL	100%	441	97,900	97,900
		4Q 2023 QTD		2,058	$527,300	$527,300

		Total 2023 YTD		3,540	$757,724	$668,004

(1) Includes Shoppers World and Gateway Center. Excludes 19K SF retained by SITE Centers (Shops at Framingham).
(2) Includes Lake Brandon Plaza, North Pointe Plaza and The Shoppes at New Tampa.

SITE Centers Corp.

Debt Summary

$ in thousands
	Consolidated Debt			Unconsolidated Debt			Total Debt
Debt Composition	100%	SITE Share	Interest Rate	100%	SITE Share	Interest Rate	SITE Share	Interest Rate
Unsecured Credit Facilities	$135,000	$135,000	6.27%	$0	$0	-	$135,000	6.27%
Unsecured Term Loan	200,000	200,000	3.99%	0	0	-	200,000	3.99%
Unsecured Public Debt	1,371,154	1,371,154	4.32%	0	0	-	1,371,154	4.32%
Fixed Rate Mortgage Loans	37,949	37,949	4.03%	364,320	72,864	4.97%	110,813	4.65%
Variable Rate Mortgage Loans	0	0	-	103,341	39,232	4.47%	39,232	4.47%
Subtotal	$1,744,103	$1,744,103	4.43%	$467,661	$112,096	4.80%	$1,856,199	4.45%
Fair Market Value Adjustment	289	289	-	0	0	-	289	-
Unamortized Loan Costs, Net	(4,238)	(4,238)	-	(1,030)	(291)	-	(4,529)	-
Total	$1,740,154	$1,740,154	4.43%	$466,631	$111,805	4.80%	$1,851,959	4.45%

	Consolidated Maturities		Unconsolidated	Total	Total
Maturity Schedule(1)	Secured	Unsecured	Maturities	100%	SITE Share	Interest Rate
2023	$218	$0	$243	$461	$338	-
2024	12,627	65,614	406,249	484,490	159,785	4.62%
2025	25,104	457,142	1,046	483,292	482,767	3.79%
2026	0	400,000	60,123	460,123	429,911	4.43%
2027	0	785,000	0	785,000	785,000	4.85%
2028	0	0	0	0	0	-
2029	0	0	0	0	0	-
2030	0	0	0	0	0	-
2031	0	0	0	0	0	-
2032 and beyond	0	0	0	0	0	-
Unsecured debt discount	0	(1,602)	0	(1,602)	(1,602)	-
Total	$37,949	$1,706,154	$467,661	$2,211,764	$1,856,199	4.45%

% of Total (at SITE share)	Consolidated	Interest Rate	Unconsolidated	Interest Rate	Total	Interest Rate
Fixed	92.3%	4.27%	65.0%	4.97%	90.6%	4.30%
Variable	7.7%	6.27%	35.0%	4.47%	9.4%	5.86%

(1) Includes Consolidated and Unconsolidated Debt and assumes borrower extension options are exercised.
Note: Interest rate is GAAP at SITE Share.

SITE Centers Corp.

Debt Detail

$ in thousands
	Balance 100%	Balance SITE Share	Maturity Date	GAAP Interest Rate
Bank Debt
Unsecured Term Loan ($200m)(1)	$200,000	$200,000	06/27	3.99%
Unsecured Revolver ($950m)(2)	135,000	135,000	06/27	SOFR + 95
	$335,000	$335,000
Unsecured Debt
Unsecured Notes - 2024	65,590	65,590	08/24	4.07%
Unsecured Notes - 2025	456,691	456,691	02/25	3.79%
Unsecured Notes - 2026	399,175	399,175	02/26	4.43%
Unsecured Notes - 2027	449,698	449,698	06/27	4.80%
	$1,371,154	$1,371,154
Mortgage Debt
Concourse Village, FL	12,165	12,165	02/24	4.32%
DTP Loan Pool (10 assets)	364,320	72,864	04/24	4.97%
DDRM Loan Pool B (2 assets)(3)	40,943	8,189	07/24	6.90%
Shoppes at Addison Place (North), FL	8,746	8,746	02/25	4.08%
Shoppes at Addison Place (South), FL	6,660	6,660	02/25	4.11%
Shoppes at Addison Place (Outlot), FL	1,278	1,278	02/25	4.08%
Southtown Center, FL	9,100	9,100	05/25	3.51%
Deer Park Town Center, IL(4)	62,398	31,043	12/26	3.83%
	$505,610	$150,045

Consolidated & Unconsolidated Debt Subtotal	$2,211,764	$1,856,199
FMV Adjustment – Assumed Debt	289	289
Unamortized Loan Costs, Net	(5,268)	(4,529)
Total Consolidated & Unconsolidated Debt	$2,206,785	$1,851,959

Rate Type
Fixed	$1,973,423	$1,681,967	2.4 years	4.30%
Variable	238,341	174,232	3.5 years	5.86%
	$2,211,764	$1,856,199	2.5 years	4.45%
Perpetual Preferred Stock
Class A	175,000	175,000	N/A(5)	6.38%

Note: Maturity dates assume all borrower extension options are exercised. GAAP interest rates shown as swapped or capped all-in interest rate where applicable.
(1) Fixed all-in swap rate through June 2027.
(2) Excludes loan fees and unamortized loan costs. 5.00% SOFR Interest Rate Cap on $100M through March 2024.
(3) 3.00% SOFR Interest Rate Cap through July 2024.
(4) 1.00% SOFR Interest Rate Cap through December 2024. Debt shown at share including promote.
(5) Redeemable at par as of June 2022.

SITE Centers Corp.

Debt/Adjusted EBITDA

$ in thousands
	Twelve months ended September 30, 2023	Twelve months ended September 30, 2022
Consolidated
Consolidated net income to SITE	$97,477	$199,516
Interest expense	82,377	75,987
Tax expense	764	1,357
Depreciation and amortization	216,079	200,886
Adjustments for non-controlling interests	0	(119)
EBITDA	396,697	477,627
Impairment charges	0	2,536
Gain on sale and change in control of interests	(3,777)	(50,795)
Gain on disposition of real estate, net	(46,581)	(31,288)
EBITDAre	346,339	398,080
Separation and other charges	4,014	0
Equity in net income of JVs	(6,919)	(63,707)
Transaction, debt extinguishment and other	2,047	1,968
JV OFFO (at SITE Share)	9,510	15,068
Adjusted EBITDA (1)	354,991	351,409

Consolidated debt-average	1,781,105	1,807,307
Partner share of consolidated debt-average	0	(4,571)
Loan costs, net-average	5,182	6,337
Face value adjustments-average	(570)	(1,059)
Cash and restricted cash-average	(43,632)	(44,108)
Average net effective debt	$1,742,085	$1,763,906

Debt/Adjusted EBITDA – Consolidated (2)	4.9x	5.0x

Pro rata including JVs
EBITDAre	348,553	348,479
Adjusted EBITDA	361,190	360,010

Consolidated net debt-average	1,742,085	1,763,906
JV debt (at SITE Share)-average	119,809	169,329
JV cash and restricted cash (at SITE Share)-average	(13,329)	(12,747)
Average net effective debt	$1,848,565	$1,920,488

Debt/Adjusted EBITDA – Pro Rata (2)	5.1x	5.3x

(1) See definition in the Non-GAAP Measures section.
(2) Excludes perpetual preferred stock.

SITE Centers Corp.

Unconsolidated Joint Ventures

$ and GLA in thousands
Joint Venture	SITE Own %	Number of Properties	Owned GLA	Leased Rate	ABR	3Q23 NOI at 100% (1)		Gross RE Assets	Debt Balance at 100% (2)
Chinese Institutional Investors DTP	20%	10	3,397	95.5%	$14.78	$11,941		$590,307	$364,320

Madison International DDRM	20%	2	431	91.9%	$17.77	1,240		97,718	40,943

Prudential RVIP IIIB, Deer Park, IL (3)	50%	1	356	79.9%	$37.67	2,280		105,972	62,398
Total		13	4,184			$15,461		$793,997	$467,661
Property management fees						720	(1)
NOI from assets sold						(51)
Net operating income						$16,130	(4)

(1) Property management fees charged by SITE to the joint venture are included as an expense in NOI, although presented in the combined income statement on the next page in the Other Expense line item.

(2) Excludes unamortized loan costs, net of $1.0 million or $0.3 million at SITE's share.

(3) Ownership shown at share including promote.

(4) Amount agrees to the combined income statement of the joint ventures which includes a reconciliation of the Non-GAAP measure to the applicable GAAP measure. See calculation definition in the Non-GAAP Measures section.

SITE Centers Corp.

Unconsolidated Joint Ventures

Combined SITE JV Pro Rata Adjustments (1)

Income Statement Pro Rata Adjustments 3Q23		Balance Sheet Pro Rata Adjustments 3Q23
Revenues:		Assets:
Rental Income (2)	$5,243	Land	$39,271
Other income (3)	81	Buildings	134,637
	5,324	Improvements	16,216
Expenses:			190,124
Operating and maintenance	789	Depreciation	(55,559)
Real estate taxes	599		134,565
	1,388	Construction in progress and land	202
Net Operating Income	3,936	Real estate, net	134,767
		Investment in JVs	(227)
Other Income (expense):		Cash and restricted cash	14,412
Fee income	(348)	Receivables, net	2,257
Interest expense	(1,314)	Other assets, net	7,312
Depreciation and amortization	(1,849)	Total Assets	158,521
Other income (expense), net	(133)
Loss before earnings from JVs	292	Liabilities and Equity:
Equity in net income of JVs	(518)	Mortgage debt	111,805
Basis differences of JVs	31	Notes payable to SITE	677
Gain on disposition of real estate	195	Other liabilities	8,597
Net income	$0	Total Liabilities	121,079
		JVs share of equity	(227)
FFO Reconciliation 3Q23		Distributions in excess of net income	37,669
Loss before earnings from JVs	$292	Total Equity	37,442
Depreciation and amortization	1,849	Total Liabilities and Equity	$158,521
Basis differences of JVs	31
FFO at SITE's Ownership Interests	$2,172
OFFO at SITE's Ownership Interests	$2,227

(1) Information provided for SITE's share of JV investments and can be combined with SITE's consolidated financial statements for the same period.

(2) Rental Income:
Minimum rents	$3,723
Ground lease minimum rents	146
Straight-line rent, net	20
Amortization of (above) below market rent, net	91
Percentage and overage rent	36
Recoveries	1,184
Uncollectible revenue	43

(3) Other Income:
Ancillary and other rental income	79
Lease termination fees	2

SITE Centers Corp.

Unconsolidated Joint Ventures at 100%

$ in thousands
Combined Income Statement
	3Q23	3Q22	9M23	9M22
Revenues:
Rental income (1)	$21,383	$25,349	$68,791	$103,732
Other income (2)	299	506	1,651	1,934
	21,682	25,855	70,442	105,666
Expenses:
Operating and maintenance	3,111	4,039	10,195	16,063
Real estate taxes	2,441	2,936	8,039	12,928
	5,552	6,975	18,234	28,991

Net operating income	16,130	18,880	52,208	76,675

Other income (expense):
Interest expense	(5,668)	(8,241)	(19,016)	(26,560)
Depreciation and amortization	(7,806)	(9,450)	(25,149)	(37,123)
Impairment charges	0	(9,010)	0	(17,550)
Other income (expense), net	(2,084)	(6,120)	(7,022)	(11,114)
	572	(13,941)	1,021	(15,672)
Gain on disposition of real estate, net	973	119,813	21,151	121,505
Net income attributable to unconsolidated JVs	1,545	105,872	22,172	105,833
Depreciation and amortization	7,806	9,450	25,149	37,123
Impairment of real estate	0	9,010	0	17,550
Gain on disposition of real estate, net	(973)	(119,813)	(21,151)	(121,505)
FFO	$8,378	$4,519	$26,170	$39,001
FFO at SITE's ownership interests	$2,145	$1,271	$6,327	$9,469
Operating FFO at SITE's ownership interests	$2,227	$2,126	$6,707	$10,327
(1) Rental Income:
Minimum rents	$15,233	$17,868	$48,946	$72,491
Ground lease minimum rents	728	732	2,179	3,391
Straight-line rent, net	82	(16)	308	676
Amortization of (above) below market rent, net	456	493	1,329	1,380
Percentage and overage rent	100	461	547	1,182
Recoveries	4,826	5,689	15,432	24,095
Uncollectible revenue	(42)	122	50	517
(2) Other Income:
Ancillary and other rental income	289	506	1,016	1,760
Lease termination fees	10	0	635	174

Combined Balance Sheet
			At Period End
			3Q23	4Q22
Assets:
Land			$180,588	$212,326
Buildings			556,898	643,334
Improvements			55,500	70,636
			792,986	926,296
Depreciation			(181,799)	(220,642)
			611,187	705,654
Construction in progress and land			1,012	1,965
Real estate, net			612,199	707,619
Cash and restricted cash			51,363	44,809
Receivables, net			9,054	11,671
Other assets, net			29,051	36,272
Total Assets			701,667	800,371

Liabilities and Equity:
Mortgage debt			466,631	535,093
Notes and accrued interest payable to SITE			2,759	2,972
Other liabilities			38,469	41,588
Total Liabilities			507,859	579,653
Accumulated equity			193,808	220,718
Total Equity			193,808	220,718
Total Liabilities and Equity			$701,667	$800,371

SITE Centers Corp.

Property List

Note: GLA in thousands. Anchors include tenants greater than 20K SF.

#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	ABR PSF	Anchor Tenants
1	Chandler Center	Phoenix-Mesa-Scottsdale, AZ	Chandler	AZ	100%		7	$42.45	—
2	Shops at Power and Baseline	Phoenix-Mesa-Scottsdale, AZ	Mesa	AZ	100%		4	$56.22	—
3	Ahwatukee Foothills Towne Center	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	20%	DTP	691	$18.14	AMC Theatres, Best Buy, Big Lots, Burlington, HomeGoods, JOANN, Lina Home Furnishings, Marshalls, Michaels, OfficeMax, Ross Dress for Less, Sprouts Farmers Market
4	Arrowhead Crossing	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		353	$16.86	Burlington, DSW, Golf Galaxy, Hobby Lobby, HomeGoods, Nordstrom Rack, Staples, T.J. Maxx
5	Deer Valley Towne Center	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		190	$20.68	Michaels, PetSmart, Ross Dress for Less
6	Paradise Village Gateway	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		295	$25.99	PetSmart, Ross Dress for Less, Sun & Ski Sports
7	Artesia Village	Phoenix-Mesa-Scottsdale, AZ	Scottsdale	AZ	100%		21	$40.19	—
8	Northsight Plaza	Phoenix-Mesa-Scottsdale, AZ	Scottsdale	AZ	100%		10	$33.99	—
9	Broadway Center	Phoenix-Mesa-Scottsdale, AZ	Tempe	AZ	100%		11	$36.29	—
10	Buena Park Place	Los Angeles-Long Beach-Anaheim, CA	Buena Park	CA	100%		213	$17.69	Aldi, Kohl's, Michaels
11	Falcon Ridge Town Center	Los Angeles-Long Beach-Anaheim, CA	Fontana	CA	100%		277	$23.59	24 Hour Fitness, Michaels, Ross Dress for Less, Stater Bros Markets
12	The Pike Outlets	Los Angeles-Long Beach-Anaheim, CA	Long Beach	CA	100%		389	$24.61	Cinemark, H & M, Nike, Restoration Hardware
13	Creekside Plaza	Sacramento-Roseville-Arden-Arcade, CA	Roseville	CA	100%		32	$42.04	—
14	Ridge at Creekside	Sacramento-Roseville-Arden-Arcade, CA	Roseville	CA	100%		243	$28.42	Macy's Furniture Gallery, REI
15	La Fiesta Square	San Francisco-Oakland-Hayward, CA	Lafayette	CA	100%		53	$54.96	—
16	Lafayette Mercantile	San Francisco-Oakland-Hayward, CA	Lafayette	CA	100%		22	$55.31	—
17	Whole Foods at Bay Place	San Francisco-Oakland-Hayward, CA	Oakland	CA	100%		57	$51.02	Whole Foods
18	Hilltop Plaza	San Francisco-Oakland-Hayward, CA	Richmond	CA	20%	DDRM	246	$15.75	99 Cents Only, Century Theatre, City Sports Club, dd's Discounts, Ross Dress for Less
19	1000 Van Ness	San Francisco-Oakland-Hayward, CA	San Francisco	CA	100%		122	$37.74	CGV Cinemas
20	Centennial Promenade	Denver-Aurora-Lakewood, CO	Centennial	CO	100%		443	$20.91	American Freight, Conn's, Golf Galaxy, HomeGoods, Michaels, Ross Dress for Less, Stickley Furniture, Total Wine & More
21	Chapel Hills	Denver-Aurora-Lakewood, CO	Colorado Springs	CO	100%		450	$13.32	Barnes & Noble, Best Buy, Burlington, DSW, Nordstrom Rack, Old Navy, Pep Boys, PetSmart, Ross Dress for Less, Urban Air Adventure Park, Whole Foods
22	Parker Keystone	Denver-Aurora-Lakewood, CO	Denver	CO	100%		17	$40.40	—
23	Shops on Montview	Denver-Aurora-Lakewood, CO	Denver	CO	100%		9	$37.68	—
24	University Hills	Denver-Aurora-Lakewood, CO	Denver	CO	100%		236	$21.40	King Soopers, Marshalls, Michaels
25	FlatAcres MarketCenter/Parker Pavilions	Denver-Aurora-Lakewood, CO	Parker	CO	100%		232	$19.55	24 Hour Fitness, Michaels, Office Depot
26	Guilford Commons	Hartford-West Hartford-East Hartford, CT	Guilford	CT	100%		129	$21.67	The Fresh Market
27	Connecticut Commons	Hartford-West Hartford-East Hartford, CT	Plainville	CT	20%	DTP	561	$13.77	AMC Theatres, Dick's Sporting Goods, DSW, Kohl's, Lowe's, Marshalls, PetSmart
28	Shoppes at Paradise Pointe	Crestview-Fort Walton Beach-Destin, FL	Fort Walton Beach	FL	100%		84	$12.78	Publix
29	Melbourne Shopping Center	Palm Bay-Melbourne-Titusville, FL	Melbourne	FL	100%		211	$9.71	Big Lots, Club 4 Fitness, Conn's, Publix
30	Shops at Boca Center	Miami-Fort Lauderdale-West Palm Beach, FL	Boca Raton	FL	100%		117	$41.40	Total Wine & More
31	Village Square at Golf	Miami-Fort Lauderdale-West Palm Beach, FL	Boynton Beach	FL	100%		135	$17.79	KC Mart
32	Shoppes at Addison Place	Miami-Fort Lauderdale-West Palm Beach, FL	Delray Beach	FL	100%		56	$46.15	—
33	Concourse Village	Miami-Fort Lauderdale-West Palm Beach, FL	Jupiter	FL	100%		134	$18.97	Ross Dress for Less, T.J. Maxx
34	The Shops at Midtown Miami	Miami-Fort Lauderdale-West Palm Beach, FL	Miami	FL	100%		467	$22.85	Dick's Sporting Goods, HomeGoods, Marshalls, Nordstrom Rack, Ross Dress for Less, Target, west elm
35	The Fountains	Miami-Fort Lauderdale-West Palm Beach, FL	Plantation	FL	100%		430	$16.70	Dick's Sporting Goods, JOANN, Kohl's, Marshalls/HomeGoods, Total Wine & More, Urban Air Trampoline & Adventure Park
36	Midway Plaza	Miami-Fort Lauderdale-West Palm Beach, FL	Tamarac	FL	100%		228	$15.34	Publix, Ross Dress for Less
37	Carillon Place	Naples-Immokalee-Marco Island, FL	Naples	FL	100%		265	$15.93	Bealls OUTLET, DSW, OfficeMax, Ross Dress for Less, T.J. Maxx, Walmart Market
38	Casselberry Commons	Orlando-Kissimmee-Sanford, FL	Casselberry	FL	100%		245	$15.84	Burlington, Publix, Ross Dress for Less, T.J. Maxx
39	Lee Vista Promenade	Orlando-Kissimmee-Sanford, FL	Orlando	FL	100%		314	$17.57	Academy Sports, Bealls OUTLET, Epic Theatres, HomeGoods, Michaels, Ross Dress for Less

SITE Centers Corp.

Property List

Note: GLA in thousands. Anchors include tenants greater than 20K SF.

#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	ABR PSF	Anchor Tenants
40	Millenia Crossing	Orlando-Kissimmee-Sanford, FL	Orlando	FL	100%		100	$24.37	Nordstrom Rack
41	Winter Garden Village	Orlando-Kissimmee-Sanford, FL	Winter Garden	FL	100%		759	$22.13	Bealls, Best Buy, Burlington, Forever 21, Havertys, JOANN, LA Fitness, Macy's, Marshalls, PetSmart, Ross Dress for Less, Staples
42	Lake Brandon Plaza	Tampa-St. Petersburg-Clearwater, FL	Brandon	FL	100%		178	$14.88	JOANN, Nordstrom Rack, Publix, Total Wine & More
43	Lake Brandon Village	Tampa-St. Petersburg-Clearwater, FL	Brandon	FL	100%		114	$15.90	PetSmart, Scandinavian Designs, Sprouts Farmers Market
44	The Collection at Brandon Boulevard	Tampa-St. Petersburg-Clearwater, FL	Brandon	FL	100%		222	$13.78	Bealls OUTLET, Chuck E. Cheese's, Crunch Fitness, Kane's Furniture
45	The Shoppes of Boot Ranch	Tampa-St. Petersburg-Clearwater, FL	Palm Harbor	FL	100%		52	$28.70	—
46	North Pointe Plaza	Tampa-St. Petersburg-Clearwater, FL	Tampa	FL	100%		108	$15.21	Publix
47	Southtown Center	Tampa-St. Petersburg-Clearwater, FL	Tampa	FL	100%		44	$38.38	—
48	The Shoppes at New Tampa	Tampa-St. Petersburg-Clearwater, FL	Wesley Chapel	FL	100%		155	$15.45	HomeSense, Publix, Ross Dress for Less
49	Alpha Soda Center	Atlanta-Sandy Springs-Roswell, GA	Alpharetta	GA	100%		15	$39.06	—
50	Shoppes of Crabapple	Atlanta-Sandy Springs-Roswell, GA	Alpharetta	GA	100%		8	$29.52	—
51	Hammond Springs	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	100%		69	$31.33	—
52	Parkwood Shops	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	100%		20	$24.62	—
53	Perimeter Pointe	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	100%		360	$17.01	Dick's Sporting Goods, HomeGoods, LA Fitness, Regal Cinemas
54	Cumming Marketplace	Atlanta-Sandy Springs-Roswell, GA	Cumming	GA	100%		310	$14.36	Lowe's, Marshalls, Michaels, OfficeMax
55	Cumming Town Center	Atlanta-Sandy Springs-Roswell, GA	Cumming	GA	100%		311	$16.99	Ashley Furniture HomeStore, Best Buy, Burlington, Dick's Sporting Goods, T.J. Maxx/HomeGoods
56	Market Square	Atlanta-Sandy Springs-Roswell, GA	Douglasville	GA	100%		125	$13.11	Aaron's
57	Barrett Corners	Atlanta-Sandy Springs-Roswell, GA	Kennesaw	GA	100%		19	$47.14	—
58	Towne Center Prado	Atlanta-Sandy Springs-Roswell, GA	Marietta	GA	20%	DTP	287	$12.87	Going Going Gone, Publix, Ross Dress for Less
59	Sandy Plains Village	Atlanta-Sandy Springs-Roswell, GA	Roswell	GA	100%		174	$14.07	Movie Tavern, Painted Tree Marketplace
60	Presidential Commons	Atlanta-Sandy Springs-Roswell, GA	Snellville	GA	100%		274	$16.06	Burlington, JOANN, Kroger
61	Johns Creek Town Center	Atlanta-Sandy Springs-Roswell, GA	Suwanee	GA	100%		303	$16.74	Kohl's, Market By Macy's, Michaels, PetSmart, Sprouts Farmers Market
62	3030 North Broadway	Chicago-Naperville-Elgin, IL-IN-WI	Chicago	IL	100%		132	$35.59	Mariano's, XSport Fitness
63	The Maxwell	Chicago-Naperville-Elgin, IL-IN-WI	Chicago	IL	100%		240	$26.35	Burlington, Dick's Sporting Goods, Nordstrom Rack, T.J. Maxx
64	Deer Park Town Center	Chicago-Naperville-Elgin, IL-IN-WI	Deer Park	IL	50%	RVIP IIIB	356	$33.40	Century Theatre, Crate & Barrel, Gap
65	Woodfield Village Green	Chicago-Naperville-Elgin, IL-IN-WI	Schaumburg	IL	100%		360	$23.69	Bloomingdale's the Outlet Store, Container Store, HomeGoods, Marshalls, Michaels, Nordstrom Rack, PetSmart, Sierra Trading Post, Trader Joe's
66	Brookside Marketplace	Chicago-Naperville-Elgin, IL-IN-WI	Tinley Park	IL	20%	DTP	317	$15.74	Best Buy, Dick's Sporting Goods, HomeGoods, Michaels, PetSmart, Ross Dress for Less , T.J. Maxx
67	Foxtail Center	Baltimore-Columbia-Towson, MD	Timonium	MD	100%		30	$34.33	—
68	Gateway Center	Boston-Cambridge-Newton, MA-NH	Everett	MA	100%		640	$17.49	Costco, Dollar Tree, Home Depot, Michaels, Old Navy, Target, Total Wine & More
69	Shoppers World	Boston-Cambridge-Newton, MA-NH	Framingham	MA	100%		733	$25.57	AMC Theatres, Best Buy, DSW, Golf Galaxy, Hobby Lobby, HomeSense, Kohl's, Macy's Furniture Gallery, Marshalls, Michaels, Nordstrom Rack, PetSmart, Public Lands, Sierra Trading Post, T.J. Maxx
70	Independence Commons	Kansas City, MO-KS	Independence	MO	20%	DTP	386	$15.53	AMC Theatres, Best Buy, Bob's Discount Furniture, Kohl's, Marshalls, Ross Dress for Less
71	The Promenade at Brentwood	St. Louis, MO-IL	Brentwood	MO	100%		338	$15.94	Burlington, Micro Center, PetSmart, Target, Trader Joe's
72	East Hanover Plaza	New York-Newark-Jersey City, NY-NJ-PA	East Hanover	NJ	100%		98	$21.11	HomeGoods, HomeSense
73	Edgewater Towne Center	New York-Newark-Jersey City, NY-NJ-PA	Edgewater	NJ	100%		76	$30.91	Whole Foods
74	Freehold Marketplace	New York-Newark-Jersey City, NY-NJ-PA	Freehold	NJ	100%		21	$37.18	—
75	Route 22 Retail Center	New York-Newark-Jersey City, NY-NJ-PA	Union	NJ	20%	DTP	112	$16.43	Big Lots, Dick's Sporting Goods
76	Echelon Village Plaza	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Voorhees	NJ	100%		89	$13.88	The Edge Fitness Clubs
77	Hamilton Marketplace	Trenton, NJ	Hamilton	NJ	100%		541	$20.45	Barnes & Noble, Burlington, Kohl's, Michaels, Ross Dress for Less, ShopRite, Staples
78	Nassau Park Pavilion	Trenton, NJ	Princeton	NJ	100%		750	$15.54	At Home, Best Buy, Burlington, Dick's Sporting Goods, HomeGoods, HomeSense, Michaels, PetSmart, Raymour & Flanigan, T.J. Maxx, Wegmans
79	The Hub	New York-Newark-Jersey City, NY-NJ-PA	Hempstead	NY	100%		249	$12.85	Home Depot, Stop & Shop
80	Belgate Plaza	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	100%		20	$36.12	—

SITE Centers Corp.

Property List

Note: GLA in thousands. Anchors include tenants greater than 20K SF.

#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	ABR PSF	Anchor Tenants
81	Belgate Shopping Center	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	100%		269	$15.98	Burlington, Cost Plus World Market, Hobby Lobby, Marshalls, Old Navy, PetSmart, T.J. Maxx
82	Carolina Pavilion	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	100%		701	$14.62	AMC Theatres, American Freight Outlet Stores, AutoZone, Big Lots, Burlington, Conn's, Floor & Decor, Frontgate Outlet Store, JOANN, Nordstrom Rack, Old Navy, Ross Dress for Less, Value City Furniture
83	Cotswold Village	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	100%		263	$25.75	Harris Teeter, Marshalls, PetSmart
84	The Shops at The Fresh Market	Charlotte-Concord-Gastonia, NC-SC	Cornelius	NC	100%		132	$17.70	HomeSense, The Fresh Market, Total Wine & More
85	Meadowmont Village	Raleigh, NC	Chapel Hill	NC	20%	DDRM	185	$22.80	Harris Teeter
86	Poyner Place	Raleigh, NC	Raleigh	NC	20%	DTP	252	$16.73	Cost Plus World Market, Marshalls, Michaels, Ross Dress for Less, Urban Air Trampoline & Adventure Park
87	University Centre	Wilmington, NC	Wilmington	NC	20%	DTP	418	$11.01	Lowe's, Old Navy, Ollie's Bargain Outlet, Ross Dress for Less
88	Kenwood Square	Cincinnati, OH-KY-IN	Cincinnati	OH	100%		427	$17.94	Big Sandy Superstore, Dick's Sporting Goods, Macy's Furniture Gallery, Marshalls/HomeGoods, Michaels, T.J. Maxx, The Fresh Market
89	Stow Community Center	Cleveland-Elyria, OH	Stow	OH	100%		406	$12.41	Giant Eagle, Hobby Lobby, HomeGoods, Kohl's, T.J. Maxx
90	West Bay Plaza	Cleveland-Elyria, OH	Westlake	OH	100%		147	$23.90	Fresh Thyme Farmers Market, HomeSense
91	Easton Market	Columbus, OH	Columbus	OH	100%		502	$15.89	Burlington, DSW, HomeGoods, Marshalls, Michaels, Nordstrom Rack, PetSmart, Ross Dress for Less, Sierra Trading Post, T.J. Maxx, Value City Furniture
92	Polaris Towne Center	Columbus, OH	Columbus	OH	100%		459	$17.10	Best Buy, Big Lots, JOANN, Kroger, OfficeMax, T.J. Maxx
93	Tanasbourne Town Center	Portland-Vancouver-Hillsboro, OR-WA	Hillsboro	OR	100%		287	$24.07	Marshalls, Michaels, Ross Dress for Less, Sierra Trading Post
94	The Blocks	Portland-Vancouver-Hillsboro, OR-WA	Portland	OR	100%		97	$36.12	—
95	Southmont Plaza	Allentown-Bethlehem-Easton, PA-NJ	Easton	PA	100%		251	$16.74	Barnes & Noble, Best Buy, Dick's Sporting Goods, Michaels, Staples
96	Ashley Crossing	Charleston-North Charleston, SC	Charleston	SC	20%	DTP	208	$11.29	Food Lion, JOANN, Kohl's, Marshalls
97	Wando Crossing	Charleston-North Charleston, SC	Mount Pleasant	SC	100%		214	$16.07	Ashley HomeStore, Marshalls/HomeGoods, Michaels, T.J. Maxx, Total Wine & More
98	Midtowne Park	Greenville-Anderson-Mauldin, SC	Anderson	SC	100%		167	$9.89	Dick's Sporting Goods, HomeGoods, Kohl's
99	Cool Springs Pointe	Nashville-Davidson-Murfreesboro-Franklin, TN	Brentwood	TN	100%		198	$15.94	Best Buy, Restoration Hardware, Ross Dress for Less
100	Oaks at Slaughter	Austin, TX	Austin	TX	100%		26	$34.70	—
101	Vintage Plaza	Austin, TX	Round Rock	TX	100%		41	$27.27	—
102	The Marketplace at Highland Village	Dallas-Fort Worth-Arlington, TX	Highland Village	TX	100%		207	$18.54	DSW, LA Fitness, T.J. Maxx/HomeGoods
103	Briarcroft Center	Houston-The Woodlands-Sugar Land, TX	Houston	TX	100%		33	$41.12	—
104	Marketplace at 249	Houston-The Woodlands-Sugar Land, TX	Houston	TX	100%		8	$35.08	—
105	Shops at Tanglewood	Houston-The Woodlands-Sugar Land, TX	Houston	TX	100%		26	$48.81	—
106	Bandera Pointe	San Antonio-New Braunfels, TX	San Antonio	TX	100%		441	$11.46	Barnes & Noble, Gold's Gym, JOANN, Lowe's, Old Navy, PetSmart, Ross Dress for Less, T.J. Maxx, Urban Air Trampoline & Adventure Park
107	Shops at Bandera Pointe	San Antonio-New Braunfels, TX	San Antonio	TX	100%		48	$25.52	—
108	Village at Stone Oak	San Antonio-New Braunfels, TX	San Antonio	TX	100%		442	$18.91	Alamo Drafthouse Cinema, Hobby Lobby, HomeGoods, Ross Dress for Less
109	Emmet Street North	Charlottesville, VA	Charlottesville	VA	100%		2	$78.55	—
110	Emmet Street Station	Charlottesville, VA	Charlottesville	VA	100%		11	$54.50	—
111	Commonwealth Center	Richmond, VA	Midlothian	VA	20%	DTP	166	$15.96	Michaels, Painted Tree Marketplace, The Fresh Market
112	Towne Crossing Shops	Richmond, VA	Midlothian	VA	100%		7	$39.79	—
113	Downtown Short Pump	Richmond, VA	Richmond	VA	100%		126	$22.21	Barnes & Noble, Regal Cinemas
114	White Oak Village	Richmond, VA	Richmond	VA	100%		432	$15.90	JCPenney, K&G Fashion Superstore, Michaels, PetSmart, Publix
115	Boulevard Marketplace	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		19	$41.48	—
116	Fairfax Marketplace	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		19	$58.93	—

SITE Centers Corp.

Property List

Note: GLA in thousands. Anchors include tenants greater than 20K SF.

#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	ABR PSF	Anchor Tenants
117	Fairfax Pointe	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		10	$49.74	—
118	Fairfax Towne Center	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		253	$25.36	JOANN, Regal Cinemas, Safeway, T.J. Maxx
119	Springfield Center	Washington-Arlington-Alexandria, DC-VA-MD-WV	Springfield	VA	100%		177	$23.12	Barnes & Noble, DSW, Marshalls, Michaels, The Tile Shop

DDRM - DDRM Properties
DTP - Dividend Trust Portfolio
RVIP IIIB - Deer Park, IL

SITE Centers Corp.

Notable Accounting and Supplemental Policies

The information contained in the Quarterly Financial Supplement does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information. The Company’s Quarterly Financial Supplement should be read in conjunction with the Company’s Form 10-K and Form 10-Q.

Rental Income (Revenues)

•
Percentage and overage rents that are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.
•
Tenant reimbursements are recognized in the period in which the expenses are incurred.
•
Lease termination fees are recognized upon termination of a tenant’s lease when the Company has no further obligations under the lease.

Lease Modification Accounting

•
Elected not to apply lease modification accounting to lease amendments in which the total amount of rent due under the lease is substantially the same and there has been no increase in the lease term. A majority of the Company’s concession amendments within this category provide for the deferral of rental payments to a later date within the remaining lease term.
•
If abatements are granted as part of a lease amendment, the Company has elected to not treat the abatements as variable rent and instead will record the concession’s impact over the tenant’s remaining lease term on a straight-line basis. Modifications to leases that involve an increase in the lease term have been treated as a lease modification.
•
For those tenants where the Company is unable to assert that collection of amounts due over the lease term is probable, regardless if the Company has entered into a deferral agreement to extend the payment terms, the Company has categorized these tenants on the cash basis of accounting. As a result, no rental income is recognized from such tenants once they have been placed on the cash basis of accounting until payments are received and all existing accounts receivable relating to these tenants have been reserved in full, including straight-line rental income. The Company will remove the cash basis designation and resume recording rental income from such tenants during the period earned at such time it believes collection from the tenants is probable based upon a demonstrated payment history or recapitalization event.

General and Administrative Expenses

•
General and administrative expenses include certain internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred.
•
The Company does not capitalize any executive officer compensation.
•
General and administrative expenses include executive property management compensation and related expenses. Property management services’ direct compensation is reflected in operating and maintenance expenses.

Deferred Financing Costs

•
Costs incurred in obtaining term financing are included as a reduction of the related debt liability and costs incurred related to the revolving credit facilities are included in other assets on the consolidated balance sheets. All costs are amortized on a straight-line basis over the term of the related debt agreement; such amortization is reflected as interest expense in the consolidated income statements.

SITE Centers Corp.

Notable Accounting and Supplemental Policies

Real Estate

•
Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property's estimated undiscounted future cash flows, including estimated proceeds from disposition.
•
Construction in progress includes shopping center developments and significant expansions and redevelopments.
•
Acquisitions of a partner’s interest in an unconsolidated joint venture in which a change of control has occurred are recorded at fair value.
•
Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	31.5 to 40 years
Building Improvements	3 to 20 years
Furniture/Fixtures/ Tenant Improvements	Shorter of economic life or lease terms

Capitalization

•
Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures that improve or extend the life of the asset are capitalized.
•
The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.
•
Interest expense and real estate taxes incurred during construction are capitalized and depreciated over the building life. The Company does not capitalize interest on land held for development which is on hold and is not undergoing any development activities.

Gains on Sales of Real Estate

•
Gains on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

Leasing Spreads

•
Cash Leasing Spreads are calculated by comparing the prior tenant's annual base rent in the final year of the prior lease to the executed tenant's annual base rent in the first year of the executed lease.
•
Straight-Lined Leasing Spreads are calculated by comparing the prior tenant's average base rent over the prior lease term to the executed tenant's average base rent over the term of the executed lease.
•
For both Cash and Straight-Lined Leasing Spreads, the reported calculations of “Comparable”, only include deals executed within one year of the date that the prior tenant vacated. Deals executed after one year of the date the prior tenant vacated, deals which are a combination of existing units, new leases at "Redevelopment” properties, and deals for units vacant at the time of acquisition are considered non-comparable and excluded from the calculation.

Net Effective Rents

•
Net effective rents are calculated as a weighted average per rentable square foot over the lease term with full consideration for all costs associated with leasing the space rather than pro rata costs. Landlord work represents property level improvements associated with the lease transactions; however, those improvements are attributed to the landlord's property value and typically extend the life of the asset in excess of the lease term.

SITE Centers Corp.

Non-GAAP Measures

Performance Measures

FFO and Operating FFO

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs. FFO and Operating FFO are frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO excludes GAAP historical cost depreciation and amortization of real estate and real estate investments, which assume that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions, and many companies use different depreciable lives and methods. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from depreciable property dispositions, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and acquisition, disposition and development activities. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with GAAP), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and equity income (loss) from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT.

The Company believes that certain charges, income and gains recorded in its operating results are not comparable or reflective of its core operating performance. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. As a result, the Company also computes Operating FFO and discusses it with the users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO. Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio. Such adjustments include write-off of preferred share original issuance costs, gains/losses on the early extinguishment of debt, certain transaction fee income, transaction costs and other restructuring type costs, including employee separation costs. The disclosure of these adjustments is regularly requested by users of the Company’s financial statements. The adjustment for these charges, income and gains may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO. Additionally, the Company provides no assurances that these charges, income and gains are non-recurring. These charges, income and gains could be reasonably expected to recur in future results of operations.

These measures of performance are used by the Company for several business purposes and by other REITs. The Company uses FFO and/or Operating FFO in part (i) as a disclosure to improve the understanding of the Company’s operating results among the investing public, (ii) as a measure of a real estate asset’s performance, (iii) to influence acquisition, disposition and capital investment strategies and (iv) to compare the Company’s performance to that of other publicly traded shopping center REITs. For the reasons described above, management believes that FFO and Operating FFO provide the Company and investors with an important indicator of the Company’s operating performance. They provide recognized measures of performance other than GAAP net income, which may include non-cash items (often significant). Other real estate companies may calculate FFO and Operating FFO in a different manner.

SITE Centers Corp.

Non-GAAP Measures

In calculating the expected range for or amount of net (loss) income attributable to common shareholders to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gain and losses from the disposition of real estate property, potential impairments and reserves of real estate property and related investments, debt extinguishment costs and certain transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

Management recognizes the limitations of FFO and Operating FFO when compared to GAAP’s net income. FFO and Operating FFO do not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use FFO or Operating FFO as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with GAAP, and neither is necessarily indicative of cash available to fund cash needs. Neither FFO nor Operating FFO should be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. FFO and Operating FFO are simply used as additional indicators of the Company’s operating performance. The Company believes that to further understand its performance, FFO and Operating FFO should be compared with the Company’s reported net income (loss) and considered in addition to cash flows determined in accordance with GAAP, as presented in its condensed consolidated financial statements. Reconciliations of these measures to their most directly comparable GAAP measure of net income (loss) have been provided herein.

Net Operating Income (“NOI”) and Same Store Net Operating Income (“SSNOI”)

The Company uses NOI, which is a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company also presents NOI information on a same store basis, or SSNOI. The Company defines SSNOI as property revenues less property-related expenses, which exclude straight-line rental income and reimbursements and expenses, lease termination income, management fee expense, fair market value of leases and expense recovery adjustments. SSNOI includes assets owned in comparable periods (15 months for prior period comparisons). In addition, SSNOI is presented including activity associated with redevelopment. SSNOI excludes all non-property and corporate level revenue and expenses. Other real estate companies may calculate NOI and SSNOI in a different manner. The Company believes SSNOI at its effective ownership interest provides investors with additional information regarding the operating performances of comparable assets because it excludes certain non-cash and non-comparable items as noted above. SSNOI is frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs.

SSNOI is not, and is not intended to be, a presentation in accordance with GAAP. SSNOI information has its limitations as it excludes any capital expenditures associated with the re-leasing of tenant space or as needed to operate the assets. SSNOI does not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use SSNOI as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. SSNOI does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. SSNOI should not be considered as an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. A reconciliation of SSNOI to its most directly comparable GAAP measure of net income (loss) has been provided herein. In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the assumed range of 2023 SSNOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliation without unreasonable effort due to the multiple components of the calculation which only includes properties owned for comparable periods and excludes all corporate level activity as noted above.

SITE Centers Corp.

Non-GAAP Measures

Other Measures

SITE Pro Rata Share Financial Information

The Company believes that the SITE pro rata share of its joint ventures presented in the quarterly supplement is not, and is not intended to be, a presentation in accordance with GAAP. SITE share financial information is frequently used by the real estate industry including securities analysts, investors and other interested parties to evaluate the performance of SITE compared to other REITs. Other real estate companies may calculate such information in a different manner.

SITE does not control the unconsolidated joint ventures and the presentations of SITE JV Pro Rata Adjustments of the unconsolidated joint ventures presented in the quarterly supplement do not represent the Company’s legal claim to such items. The Company provides this information because the Company believes it assists investors and analysts in estimating the effective interest in SITE’s unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of this information has limitations as an analytical tool. Because of the limitations, this information should not be considered in isolation or as a substitute for the Company’s financial statements as reported under GAAP.

Debt/Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)

The Company uses the ratio Debt to Adjusted EBITDA (“Debt/Adjusted EBITDA”) as it believes it provides a meaningful metric as it relates to the Company’s ability to meet various leverage tests for the corresponding periods.

The Components of Debt/Adjusted EBITDA include net effective debt divided by adjusted EBITDA (trailing twelve months), as opposed to net income determined in accordance with GAAP. Adjusted EBITDA is calculated as net income attributable to SITE before interest, income taxes, depreciation and amortization for the trailing twelve months and further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. Net effective debt is calculated as the average of the Company’s consolidated debt outstanding excluding unamortized loan costs and fair market value adjustments, less cash and restricted cash as of the beginning of the twelve-month period and the balance sheet date presented. Such amounts are calculated at the Company’s proportionate share of ownership.

The Company also calculates EBITDAre as net income attributable to SITE before interest, income taxes, depreciation and amortization, gains and losses from disposition of real estate property and related investments, impairment charges on real estate property and related investments, including gain and losses from changes in control, all for the trailing twelve months. Such amount is also calculated at the Company’s proportionate share of ownership.

Adjusted EBITDA should not be considered as an alternative to earnings as an indicator of the Company’s financial performance, or an alternative to cash flow from operating activities as a measure of liquidity. The Company’s calculation of Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from Adjusted EBITDA are significant components in understanding and assessing the Company’s financial condition. The reconciliations of Adjusted EBITDA and net effective debt used in the consolidated and prorata Debt/Adjusted EBITDA ratios to their most directly comparable GAAP measures of net income (loss) and debt have been provided in the Debt Summary section.

SITE Centers Corp.

Portfolio Summary at 100%

GLA in thousands
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Shopping Center Summary
Operating Centers – 100%	119	121	120	119	122
Wholly Owned - SITE	106	108	105	101	103
JV Portfolio	13	13	15	18	19

Owned and Ground Lease GLA – 100%	25,570	26,240	26,578	26,982	28,159
Wholly Owned - SITE	21,386	22,056	21,990	21,989	23,118
JV Portfolio – 100%	4,184	4,184	4,588	4,993	5,041
Unowned GLA – 100%	8,298	8,709	8,938	8,938	9,397

Quarterly Operational Overview
SITE (100%)
Base Rent PSF	$19.63	$19.38	$19.16	$18.96	$18.62
Base Rent PSF < 10K	$31.59	$31.12	$30.83	$30.46	$30.02
Base Rent PSF > 10K	$15.45	$15.38	$15.37	$15.29	$15.10
Commenced Rate	92.0%	92.5%	92.8%	92.3%	91.4%
Leased Rate	94.5%	95.4%	95.9%	95.3%	94.9%
Leased Rate < 10K SF	90.6%	90.3%	90.4%	89.8%	88.5%
Leased Rate > 10K SF	96.0%	97.2%	97.8%	97.2%	97.0%

Wholly Owned SITE
Base Rent PSF	$20.29	$19.97	$19.71	$19.61	$19.18
Leased Rate	94.7%	95.6%	96.0%	95.6%	95.2%
Leased Rate < 10K SF	91.4%	91.2%	91.2%	90.9%	89.6%
Leased Rate > 10K SF	95.9%	97.2%	97.7%	97.3%	97.2%

Joint Venture (100%)
Base Rent PSF	$16.41	$16.43	$16.61	$16.20	$16.18
Leased Rate	93.8%	94.2%	95.4%	94.0%	93.2%
Leased Rate < 10K SF	86.3%	85.1%	85.7%	84.3%	83.3%
Leased Rate > 10K SF	96.3%	97.3%	98.4%	97.0%	96.3%

Joint Venture at Pro Rata Share
Base Rent PSF	$18.16	$18.08	$18.19	$17.64	$17.62
Leased Rate	92.3%	92.2%	93.4%	92.2%	91.4%
Leased Rate < 10K SF	83.3%	81.0%	81.5%	80.4%	79.4%
Leased Rate > 10K SF	96.0%	96.9%	98.0%	96.7%	96.0%

SITE Centers Corp.

Leasing Summary

Wholly Owned at 100%

Leasing Activity
	Comparable Pool						Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Straight-lined	Term	Count	GLA	ABR PSF	Term
New Leases
3Q23	13	157,037	$20.65	58.3%	73.5%	9.8	25	204,875	$22.14	9.9
2Q23	11	89,204	$26.73	14.8%	23.3%	9.4	28	164,964	$26.12	8.6
1Q23	13	23,554	$41.00	20.6%	37.1%	9.6	30	122,014	$31.01	13.7
4Q22	15	63,666	$26.69	55.7%	72.8%	8.5	38	183,031	$22.29	9.0
	52	333,461	$24.87	37.8%	51.1%	9.4	121	674,884	$24.76	10.0

Renewals
3Q23	82	1,010,717	$17.62	6.7%	10.5%	5.7	82	1,010,717	$17.62	5.7
2Q23	88	920,876	$17.30	7.4%	12.1%	5.7	88	920,876	$17.30	5.7
1Q23	56	321,229	$22.49	8.7%	14.3%	5.6	56	321,229	$22.49	5.6
4Q22	64	605,713	$20.22	7.6%	11.1%	5.2	64	605,713	$20.22	5.2
	290	2,858,535	$18.62	7.4%	11.6%	5.6	290	2,858,535	$18.62	5.6

New + Renewals
3Q23	95	1,167,754	$18.03	12.3%	17.3%	6.2	107	1,215,592	$18.38	6.4
2Q23	99	1,010,080	$18.13	8.3%	13.5%	6.0	116	1,085,840	$18.64	6.1
1Q23	69	344,783	$23.75	10.0%	16.7%	5.8	86	443,243	$24.83	7.8
4Q22	79	669,379	$20.84	11.8%	16.5%	5.5	102	788,744	$20.70	6.1
	342	3,191,996	$19.27	10.7%	15.9%	6.0	411	3,533,419	$19.79	6.4

Net Effective Rents
			Capex PSF				NER
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term
New Leases (1)
3Q23	181,331	$22.80	$1.98	$0.59	$0.81	$3.38	$19.42	9.8
2Q23	155,178	$26.30	$3.95	$0.91	$1.27	$6.13	$20.17	8.5
1Q23	84,531	$35.38	$3.26	$1.18	$1.71	$6.15	$29.23	10.1
4Q22	175,120	$22.35	$2.61	$3.74	$1.13	$7.48	$14.87	9.0
	596,160	$25.36	$2.83	$1.65	$1.15	$5.63	$19.73	9.3

Renewals
3Q23	1,010,717	$17.89	$0.10	$0.00	$0.00	$0.10	$17.79	5.7
2Q23	920,876	$17.62	$0.05	$0.00	$0.00	$0.05	$17.57	5.7
1Q23	321,229	$23.15	$0.04	$0.01	$0.00	$0.05	$23.10	5.6
4Q22	605,713	$20.55	$0.81	$0.01	$0.03	$0.85	$19.70	5.2
	2,858,535	$18.96	$0.22	$0.00	$0.01	$0.23	$18.73	5.6

New + Renewals
3Q23	1,192,048	$18.64	$0.55	$0.14	$0.19	$0.88	$17.76	6.3
2Q23	1,076,054	$18.87	$0.84	$0.18	$0.26	$1.28	$17.59	6.1
1Q23	405,760	$25.70	$1.08	$0.39	$0.55	$2.02	$23.68	6.5
4Q22	780,833	$20.95	$1.41	$1.24	$0.40	$3.05	$17.90	6.1
	3,454,695	$20.06	$0.89	$0.43	$0.30	$1.62	$18.44	6.2

(1) New Leases exclude redevelopment activity.

SITE Centers Corp.

Leasing Summary

Unconsolidated Joint Ventures at 100%

Leasing Activity
	Comparable Pool						Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Straight-lined	Term	Count	GLA	ABR PSF	Term
New Leases
3Q23	1	4,500	$40.00	47.4%	37.0%	10.0	1	4,500	$40.00	10.0
2Q23	0	0	$0.00	---%	---%	0.0	5	25,262	$21.11	9.2
1Q23	1	1,600	$26.00	(7.4%)	(2.7%)	3.0	2	42,080	$10.37	14.5
4Q22	2	1,970	$24.27	(6.5%)	(1.3%)	6.2	6	50,136	$15.44	9.6
	4	8,070	$33.39	23.5%	21.6%	7.7	14	121,978	$15.77	11.2

Renewals
3Q23	11	86,071	$18.16	2.9%	(4.4%)	6.2	11	86,071	$18.16	6.2
2Q23	16	121,431	$17.08	---%	5.7%	5.1	16	121,431	$17.08	5.1
1Q23	6	37,277	$17.14	6.2%	11.7%	5.1	6	37,277	$17.14	5.1
4Q22	17	176,766	$16.83	9.0%	12.8%	4.4	17	176,766	$16.83	4.4
	50	421,545	$17.20	4.7%	6.5%	5.0	50	421,545	$17.20	5.0

New + Renewals
3Q23	12	90,571	$19.25	6.3%	(1.1%)	6.4	12	90,571	$19.25	6.4
2Q23	16	121,431	$17.08	---%	5.7%	5.1	21	146,693	$17.78	5.8
1Q23	7	38,877	$17.50	5.2%	10.6%	5.0	8	79,357	$13.55	10.1
4Q22	19	178,736	$16.91	8.7%	12.6%	4.5	23	226,902	$16.52	5.6
	54	429,615	$17.50	5.3%	7.1%	5.1	64	543,523	$16.88	6.4

Net Effective Rents
			Capex PSF				NER
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term
New Leases (1)
3Q23	4,500	$43.80	$5.00	$1.82	$1.33	$8.15	$35.65	10.0
2Q23	25,262	$23.29	$2.07	$1.22	$0.72	$4.01	$19.28	9.2
1Q23	42,080	$11.83	$1.98	$0.00	$0.33	$2.31	$9.52	14.5
4Q22	50,136	$16.17	$7.39	$1.89	$0.60	$9.88	$6.29	9.6
	121,978	$17.17	$4.00	$0.93	$0.52	$5.45	$11.72	11.2

Renewals
3Q23	86,071	$18.34	$1.13	$0.00	$0.00	$1.13	$17.21	6.2
2Q23	121,431	$17.44	$0.00	$0.02	$0.00	$0.02	$17.42	5.1
1Q23	37,277	$17.40	$0.00	$0.00	$0.00	$0.00	$17.40	5.1
4Q22	176,766	$17.02	$0.26	$0.00	$0.06	$0.32	$16.70	4.4
	421,545	$17.44	$0.38	$0.01	$0.02	$0.41	$17.03	5.0

New + Renewals
3Q23	90,571	$19.61	$1.43	$0.14	$0.10	$1.67	$17.94	6.4
2Q23	146,693	$18.45	$0.57	$0.35	$0.20	$1.12	$17.33	5.8
1Q23	79,357	$14.45	$1.52	$0.00	$0.25	$1.77	$12.68	10.1
4Q22	226,902	$16.83	$2.97	$0.72	$0.27	$3.96	$12.87	5.6
	543,523	$17.38	$1.80	$0.37	$0.22	$2.39	$14.99	6.4

SITE Centers Corp.

Leasing Expirations

Wholly Owned at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	1	18	0.1%	$349	0.2%	$19.39	13	24	0.5%	$687	0.4%	$28.63	14	42	0.2%	$1,036	0.3%	$24.67
2023	0	0	0.0%	$0	0.0%	$0.00	30	55	1.1%	1,803	1.1%	$32.78	30	55	0.3%	1,803	0.5%	$32.78
2024	33	926	6.3%	12,979	6.2%	$14.02	193	510	10.0%	15,370	9.5%	$30.14	226	1,436	7.3%	28,349	7.6%	$19.74
2025	69	2,210	15.1%	31,102	14.8%	$14.07	221	674	13.2%	20,087	12.4%	$29.80	290	2,884	14.6%	51,189	13.7%	$17.75
2026	52	1,498	10.2%	20,234	9.6%	$13.51	209	586	11.5%	18,900	11.6%	$32.25	261	2,084	10.6%	39,134	10.5%	$18.78
2027	73	2,445	16.7%	36,255	17.3%	$14.83	226	711	13.9%	22,016	13.6%	$30.96	299	3,156	16.0%	58,271	15.7%	$18.46
2028	86	2,485	17.0%	34,027	16.2%	$13.69	228	686	13.5%	22,925	14.1%	$33.42	314	3,171	16.1%	56,952	15.3%	$17.96
2029	50	1,605	11.0%	23,497	11.2%	$14.64	137	452	8.9%	15,052	9.3%	$33.30	187	2,057	10.4%	38,549	10.4%	$18.74
2030	25	712	4.9%	10,092	4.8%	$14.17	96	279	5.5%	9,567	5.9%	$34.29	121	991	5.0%	19,659	5.3%	$19.84
2031	16	684	4.7%	8,023	3.8%	$11.73	72	230	4.5%	6,965	4.3%	$30.28	88	914	4.6%	14,988	4.0%	$16.40
2032	25	592	4.0%	8,739	4.2%	$14.76	130	398	7.8%	12,904	8.0%	$32.42	155	990	5.0%	21,643	5.8%	$21.86
Thereafter	44	1,447	9.9%	24,760	11.8%	$17.11	138	493	9.7%	15,961	9.8%	$32.38	182	1,940	9.8%	40,721	10.9%	$20.99
Total	474	14,622	100.0%	$210,057	100.0%	$14.37	1,693	5,098	100.0%	$162,237	100.0%	$31.82	2,167	19,720	100.0%	$372,294	100.0%	$18.88

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	0	0.0%	$0.00	13	24	0.5%	$687	0.4%	$28.63	13	24	0.1%	$687	0.2%	$28.63
2023	0	0	0.0%	0	0.0%	$0.00	19	34	0.7%	1,170	0.7%	$34.41	19	34	0.2%	1,170	0.3%	$34.41
2024	7	154	1.1%	2,320	1.1%	$15.06	121	290	5.7%	9,154	5.6%	$31.57	128	444	2.3%	11,474	3.1%	$25.84
2025	13	273	1.9%	4,268	2.0%	$15.63	130	332	6.5%	10,258	6.3%	$30.90	143	605	3.1%	14,526	3.9%	$24.01
2026	4	46	0.3%	973	0.5%	$21.15	98	243	4.8%	8,045	5.0%	$33.11	102	289	1.5%	9,018	2.4%	$31.20
2027	16	327	2.2%	5,781	2.8%	$17.68	98	248	4.9%	7,683	4.7%	$30.98	114	575	2.9%	13,464	3.6%	$23.42
2028	19	316	2.2%	5,490	2.6%	$17.37	128	349	6.8%	11,264	6.9%	$32.28	147	665	3.4%	16,754	4.5%	$25.19
2029	8	257	1.8%	3,666	1.7%	$14.26	106	271	5.3%	8,450	5.2%	$31.18	114	528	2.7%	12,116	3.3%	$22.95
2030	14	343	2.3%	5,618	2.7%	$16.38	78	217	4.3%	6,654	4.1%	$30.66	92	560	2.8%	12,272	3.3%	$21.91
2031	14	255	1.7%	4,635	2.2%	$18.18	76	190	3.7%	5,670	3.5%	$29.84	90	445	2.3%	10,305	2.8%	$23.16
2032	15	340	2.3%	5,963	2.8%	$17.54	105	309	6.1%	9,910	6.1%	$32.07	120	649	3.3%	15,873	4.3%	$24.46
Thereafter	364	12,311	84.2%	171,343	81.6%	$13.92	721	2,591	50.8%	83,292	51.3%	$32.15	1,085	14,902	75.6%	254,635	68.4%	$17.09
Total	474	14,622	100.0%	$210,057	100.0%	$14.37	1,693	5,098	100.0%	$162,237	100.0%	$31.82	2,167	19,720	100.0%	$372,294	100.0%	$18.88

Note: Includes ground leases

SITE Centers Corp.

Leasing Expirations

Unconsolidated Joint Ventures at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	1	3	0.3%	$81	0.3%	$27.00	1	3	0.1%	$81	0.1%	$27.00
2023	0	0	0.0%	0	0.0%	$0.00	5	10	1.2%	274	1.1%	$27.40	5	10	0.3%	274	0.4%	$27.40
2024	9	474	15.8%	4,517	11.9%	$9.53	36	99	11.5%	2,762	11.4%	$27.90	45	573	14.9%	7,279	11.7%	$12.70
2025	14	348	11.6%	4,539	11.9%	$13.04	34	102	11.9%	2,591	10.7%	$25.40	48	450	11.7%	7,130	11.5%	$15.84
2026	16	346	11.6%	3,985	10.5%	$11.52	36	132	15.3%	3,235	13.4%	$24.51	52	478	12.4%	7,220	11.6%	$15.10
2027	15	449	15.0%	5,926	15.6%	$13.20	28	100	11.6%	3,160	13.1%	$31.60	43	549	14.2%	9,086	14.6%	$16.55
2028	16	441	14.7%	5,620	14.8%	$12.74	40	122	14.2%	3,778	15.6%	$30.97	56	563	14.6%	9,398	15.1%	$16.69
2029	6	185	6.2%	2,752	7.2%	$14.88	24	105	12.2%	2,797	11.6%	$26.64	30	290	7.5%	5,549	8.9%	$19.13
2030	2	34	1.1%	507	1.3%	$14.91	14	42	4.9%	1,035	4.3%	$24.64	16	76	2.0%	1,542	2.5%	$20.29
2031	7	249	8.3%	3,860	10.1%	$15.50	8	29	3.4%	993	4.1%	$34.24	15	278	7.2%	4,853	7.8%	$17.46
2032	2	93	3.1%	571	1.5%	$6.14	19	78	9.1%	2,440	10.1%	$31.28	21	171	4.4%	3,011	4.8%	$17.61
Thereafter	10	376	12.6%	5,814	15.3%	$15.46	13	38	4.4%	1,013	4.2%	$26.66	23	414	10.7%	6,827	11.0%	$16.49
Total	97	2,995	100.0%	$38,091	100.0%	$12.72	258	860	100.0%	$24,159	100.0%	$28.09	355	3,855	100.0%	$62,250	100.0%	$16.15

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	0	0.0%	$0.00	1	3	0.3%	$81	0.3%	$27.00	1	3	0.1%	$81	0.1%	$27.00
2023	0	0	0.0%	0	0.0%	$0.00	4	8	0.9%	210	0.9%	$26.25	4	8	0.2%	210	0.3%	$26.25
2024	4	90	3.0%	942	2.5%	$10.47	29	80	9.3%	2,154	8.9%	$26.93	33	170	4.4%	3,096	5.0%	$18.21
2025	4	59	2.0%	907	2.4%	$15.37	23	60	7.0%	1,618	6.7%	$26.97	27	119	3.1%	2,525	4.1%	$21.22
2026	3	54	1.8%	697	1.8%	$12.91	19	49	5.7%	1,208	5.0%	$24.65	22	103	2.7%	1,905	3.1%	$18.50
2027	3	41	1.4%	427	1.1%	$10.41	15	50	5.8%	1,601	6.6%	$32.02	18	91	2.4%	2,028	3.3%	$22.29
2028	2	30	1.0%	540	1.4%	$18.00	27	79	9.2%	2,780	11.5%	$35.19	29	109	2.8%	3,320	5.3%	$30.46
2029	2	76	2.5%	799	2.1%	$10.51	20	70	8.1%	2,120	8.8%	$30.29	22	146	3.8%	2,919	4.7%	$19.99
2030	2	69	2.3%	762	2.0%	$11.04	16	45	5.2%	1,163	4.8%	$25.84	18	114	3.0%	1,925	3.1%	$16.89
2031	6	94	3.1%	1,033	2.7%	$10.99	16	60	7.0%	1,636	6.8%	$27.27	22	154	4.0%	2,669	4.3%	$17.33
2032	2	61	2.0%	742	1.9%	$12.16	19	71	8.3%	2,261	9.4%	$31.85	21	132	3.4%	3,003	4.8%	$22.75
Thereafter	69	2,421	80.8%	31,242	82.0%	$12.90	69	285	33.1%	7,327	30.3%	$25.71	138	2,706	70.2%	38,569	62.0%	$14.25
Total	97	2,995	100.0%	$38,091	100.0%	$12.72	258	860	100.0%	$24,159	100.0%	$28.09	355	3,855	100.0%	$62,250	100.0%	$16.15

Note: Includes ground leases

SITE CENTERS INVESTOR RELATIONS DEPARTMENT e: ir@sitecenters.com w: ir.sitecenters.com 3300 Enterprise Pkwy, Beachwood, OH 44122 o:216-755-5500 f:216-755-1500 w: sitecenters.com • NYSE:SITC